UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Pineapple Energy Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PINEAPPLE ENERGY INC.
10900 Red Circle Drive

Minnetonka, Minnesota 55343

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 1, 2024

Dear Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”), on Monday, July 1, 2024, beginning at 10:00 a.m., Central Time, for the following purposes:

1.	To elect six directors to the Company’s board of directors (the “Board”) to serve until their respective successors have been elected and qualified;

2.	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

3.	To conduct a non-binding advisory vote approving executive compensation;

4.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;

5.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio within a range of 1-for-2 to 1-for-200 (as may be determined by the Board);

6.	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, subject to a proportional downward adjustment for any reverse stock split that is approved and implemented;

7.	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan; and

8.	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting.

The Annual Meeting will be a virtual meeting of shareholders.

Except with respect to shares allocated to you as a participant in the Company’s Employee Stock Ownership Plan (“ESOP”), you may attend the online meeting and vote your shares electronically during the Annual Meeting via the internet by visiting: www.virtualshareholdermeeting.com/PEGY2024. You will need the 16-digit control number pin that is printed on your notice of internet availability of proxy materials (“Notice of Internet Availability of Proxy Materials”) or the box marked by the arrow on your proxy card or on the voting instructions that accompanied your proxy materials. We recommend that you log in at least fifteen minutes before the start of the Annual Meeting to ensure that you are logged in when the Annual Meeting starts.

Please note that if you hold shares of common stock through the ESOP, your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on June 26, 2024. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

The Board has fixed May 23, 2024 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

Minnetonka, Minnesota
Dated: May 29, 2024

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS:

Copies of this Notice, the Proxy Statement following this Notice and the Annual Report to Shareholders are available at www.proxyvote.com

PINEAPPLE ENERGY INC.
PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE MEETING

This Proxy Statement is furnished to the shareholders of Pineapple Energy Inc. (“we,” “us” or the “Company”) beginning May 29, 2024 in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders that will be held virtually on Monday, July 1, 2024 beginning at 10:00 a.m., Central Time, or at any adjournment or adjournments thereof.

In this proxy statement, references to the “Merger” mean the previously announced merger that was consummated on March 28, 2022 of the Company, formerly known as Communications Systems, Inc. (“CSI”), with Pineapple Energy LLC (“Pineapple LLC”), whereby Pineapple LLC became a wholly-owned subsidiary of the Company (the “Merger”).

How can I attend the virtual Annual Meeting?

The Annual Meeting will be online and a completely virtual meeting of shareholders. This decision was made based on our desire to facilitate participation of shareholders in the Annual Meeting wherever they may be located.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares by internet, telephone or signing and returning the enclosed proxy or other voting instruction form.

Please note that if you hold shares of common stock through the Employee Stock Ownership Plan (“ESOP”), your voting instructions for these shares must be received by 11:59 p.m. Eastern Time on June 26, 2024. You may not vote the shares of common stock allocated to you through the ESOP electronically during the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or the proxy card or the voting instructions that accompanied your proxy materials. Please have your 16-digit control number readily available and log on to the Annual Meeting by visiting www.virtualshareholdermeeting.com/PEGY2024 and entering your 16-digit control number. If you are a participant in the ESOP, you may attend the Annual Meeting as a guest by visiting the same website and logging in as a guest. If you are attending as a guest, you will not need a control number. The Annual Meeting will begin promptly at 10 a.m. Central Time on July 1, 2024.

The internet address to attend and vote at the Annual Meeting is
www.virtualshareholdermeeting.com/PEGY2024

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting. We recommend that you log in at least ten minutes before the Annual Meeting.

What is the purpose of the meeting?

At our Annual Meeting, shareholders will act upon the matters disclosed in the notice of 2024 Annual Meeting of Shareholders that accompanies this proxy statement. These include:

●	To elect six directors to the Board to serve until their respective successors have been elected and qualified (the “Election of Directors Proposal”);

●	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal”);

●	To conduct a non-binding advisory vote approving executive compensation (the “Say-On-Pay Proposal”);

●	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation (the “Say-On-Frequency Proposal”);

●	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio within a range of 1-for-2 to 1-for-200 (as may be determined by the Board) (the “Reverse Stock Split Proposal”);

●	To approve an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock, subject to a proportional downward adjustment for any reverse stock split that is approved and implemented (the “Authorized Share Amendment Proposal”);

●	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan (the “Equity Incentive Plan Amendment Proposal”); and

●	To approve one or more adjournments of the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the Annual Meeting (the “Adjournment Proposal”).

How does the Board recommend that I vote?

The Board of Directors named in this proxy statement recommends a vote:

●	FOR the Election of Directors Proposal;

●	FOR the Auditor Ratification Proposal;

●	FOR the Say-On-Pay Proposal;

●	FOR “three years” for the Say-On-Frequency Proposal;

●	FOR the Reverse Stock Split Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the Equity Incentive Plan Amendment Proposal;

●	FOR the Adjournment Proposal; and

●	To transact any other business that may properly come before the meeting.

Who is entitled to vote at the meeting?

If you were a shareholder of record at the close of business on May 23, 2024 (the “record date”), you are entitled to vote at the meeting. As of the record date, 108,546,773 shares of common stock and one share of Series B Preferred Stock (as defined below) were outstanding and eligible to vote.

What is the difference between a shareholder of record and a street name holder?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are the “shareholder of record.” If your shares are held in a stock brokerage account or by a bank or other nominee, you are the beneficial owner of those shares, and your shares are held in street name.

What are the voting rights of the shareholders?

Holders of common stock are entitled to one vote per share on all matters properly brought before the Annual Meeting. The holder of the Series B Preferred Stock is entitled to 5,000,000,000 votes per share for only the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal, and one vote per share for each of the director nominees. The Series B Preferred Stock is not entitled to vote on any other matters. There is no cumulative voting for the election of directors. Holders of record of shares of common stock and the Series B Preferred Stock will vote on the election of directors, the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal as a single class.

Therefore, a total of (i) 108,546,774 votes are entitled to be cast at the meeting with respect to the election of each of the six directors, (ii) 108,546,773 votes are entitled to be cast at the meeting with respect to each of the Auditor Ratification Proposal, Say-On-Pay Proposal, Say-On-Frequency Proposal, the Equity Incentive Plan Amendment Proposal, and the Adjournment Proposal and (iii) 5,108,546,773 votes are entitled to be cast at the meeting with respect to each of the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal.

How many shares must be present to hold the meeting?

A quorum is necessary to hold the meeting and conduct business. The holders of a majority of all shares outstanding and entitled to vote, represented either in person or by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. The Series B Preferred Stock does not count for purposes of establishing quorum.

What if I do not specify a voting choice for a proposal when returning a proxy?

Proxies or other voting instruction forms that are signed and returned without voting instructions will be voted in accordance with the recommendations of the Company’s Board of Directors. The Company’s Board of Directors recommends that shareholders vote FOR each proposal presented at the Annual Meeting.

How are proxies solicited and what is the cost?

The Company will bear all expenses incurred in connection with the solicitation of proxies on behalf of the Company and printing, filing and mailing this proxy statement.

Additionally, some of our directors, officers and regular employees may solicit proxies on behalf of the Company personally or by telephone, letter, facsimile or email. These directors, officers and employees will not be paid additional remuneration for their efforts but may be reimbursed for out-of-pocket expenses incurred in connection therewith. We will request brokers, custodians, nominees and other record holders to forward copies of this proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse these holders for their reasonable out-of-pocket expenses.

How do I vote my shares by proxy?

If you are a shareholder of record, you may give a proxy to be voted at the meeting either:

●	through the Internet, by following the instructions provided in the proxy card;

●	by telephone, by following the instructions provided in the proxy card; or

●	by completing, signing and dating the proxy card and returning it in the envelope provided.

If you hold shares beneficially in street name, you may also vote by proxy over the Internet by mail or by telephone by following the instructions in the voting instruction card provided to you by your broker, bank, trustee or nominee.

The telephone and Internet voting procedures have been set up for your convenience. The procedures have been designed to authenticate your identity, to allow you to give voting instructions, and to confirm that those instructions have been recorded properly.

What does it mean if I receive more than one proxy card or voting instruction card?

Many of our shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please mark, sign, date and return or otherwise submit your proxy with respect to each proxy card to ensure that all of your shares are voted.

What vote is required for the proposals to be approved?

The following sets forth the votes that are required from the holders of common stock and Series B Preferred Stock to approve each of the proposals, and the impact of abstentions and broker non-votes:

Proposal Number	Proposal	Vote Required	Impact of Withhold, Abstentions and Broker Non-Votes, if any
1	Election of Directors Proposal	Directors will be elected by a plurality of the votes cast. The six nominees receiving the most FOR votes will be elected.	Withhold and broker non-votes will not count as votes cast on the proposal and will not affect the outcome of the vote.

2	Auditor Ratification Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

3	Say-On-Pay Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

4	Say-On-Frequency Proposal	The frequency (every one, two or three years) that receives the most votes by holders of shares of common stock will be considered as representing the shareholders’ preference.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

5	Reverse Stock Split Proposal	FOR votes by at least two-thirds of the votes entitled to be cast by the holders of all outstanding shares of common stock and Series B Preferred Stock, voting together as a single class.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

6	Authorized Share Amendment Proposal	FOR votes by at least a majority of the voting power of all outstanding shares of common stock and Series B Preferred Stock, voting together as a single class.	Abstentions and broker non-votes will have the same effect as votes cast AGAINST the proposal.

7	Equity Incentive Plan Amendment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. Broker non-votes will not affect the outcome of the vote.

8	Adjournment Proposal	FOR votes by at least a majority of the number of shares of common stock entitled to vote and represented at the meeting.	Abstentions will have the same effect as votes cast AGAINST the proposal. There should not be any broker non-votes with respect to this proposal.

If you are a participant in the ESOP and do not vote the shares allocated to you in the ESOP, your shares will be voted at the Annual Meeting according to the provisions of the ESOP, which provide that the trustees will vote these shares on each proposal in the same proportion as all shares of common stock allocated to ESOP participants for which voting instructions were received and were voted on that proposal.

How are votes counted?

Shareholders may either vote FOR or WITHHOLD authority to vote on each nominee in the election of directors. Shareholders may vote FOR, AGAINST or ABSTAIN on Proposals 2, 3, 5, 6, 7 and 8. Shareholders may vote for ONE YEAR, TWO YEARS, THREE YEARS or ABSTAIN on Proposal 4.

If you vote ABSTAIN or WITHHOLD, your shares will be counted as present at the meeting for the purposes of determining a quorum. If you WITHHOLD authority to vote for one or more directors, or if you ABSTAIN from voting on any of the other proposals, it will have the effect noted in the table above.

If you hold your shares in street name and do not provide voting instructions to your broker or nominee, your shares will be considered to be “broker non-votes” and will not be voted on any proposal on which your broker or nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange. Shares that constitute broker non-votes will be present at the meeting for determining whether a quorum exists, but are not considered entitled to vote on the proposal in question.

We understand that Proposals 2, 5, and 8 are considered “routine” proposals under New York Stock Exchange rules. If you are a beneficial owner and your shares are held in the name of a broker or other nominee, the broker or other nominee is permitted to vote your shares on such proposals, even if the broker or other nominee does not receive voting instructions from you.

As a result, we do not anticipate any broker non-votes with respect to Proposals 2, 5, and 8. With respect to Proposals 1, 3, 4, 6 and 7 your broker or nominee may not vote your shares without receiving voting instructions from you.

What if I do not specify a choice for a matter when returning a proxy?

Unless you indicate otherwise, the persons named as proxies on the proxy card will vote your shares:

●	FOR the election of each of the Board’s nominees: Thomas J. Holland, Scott Honour, Roger H.D. Lacey, Scott Maskin, Kevin O’Connor and Henry B. Howard;

●	FOR the Auditor Ratification Proposal;

●	FOR the Say-On-Pay Proposal;

●	FOR “three years” as the frequency of future shareholder advisory votes on executive compensation;

●	FOR the Reverse Stock Split Proposal;

●	FOR the Authorized Share Amendment Proposal;

●	FOR the Equity Incentive Plan Amendment Proposal; and

●	FOR the Adjournment Proposal.

If any other matters come up for a vote at the meeting, the proxy holders will vote the shares they are entitled to vote, according to the recommendations of the Board of Directors or, if there is no recommendation, at their own discretion.

May I change my vote?

Yes. If you are a shareholder of record, you may change your vote and revoke your proxy at any time before it is voted at the meeting in any of the following ways:

●	by sending a written notice of revocation to our Corporate Secretary;

●	by submitting another properly signed proxy card at a later date to our Corporate Secretary; or

●	by submitting another proxy by telephone or via the Internet at a later date.

If you are a street name holder, please consult your broker, bank, trustee or nominee for instructions on how to change your vote.

Unless you are a participant in the ESOP, you can also change your proxy by voting at the meeting.

Why did I receive a full set of the proxy materials, instead of a notice regarding the Internet availability of proxy materials?

Although in the past we have mailed just a notice to our shareholders regarding the availability of proxy materials through the Internet, for the Annual Meeting, we have elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all our shareholders, unless otherwise previously requested by the shareholder.  Our proxy materials are also available via the Internet at www.proxyvote.com.

How can a shareholder get a copy of the Company’s 2023 Form 10-K?

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including the consolidated financial statements (and excluding exhibits, which are available for a reasonable fee), by written request to our Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Our Form 10-K is also available on our website in the “Investor Relations—SEC Filings” section of our website at www.pineappleenergy.com.

PROPOSAL NO. 1

ELECTION OF DIRECTORS proposAL

Overview

The Board, based upon the recommendation of the Nominating and Corporate Governance Committee, has nominated six directors for election at the Annual Meeting: Kevin O’Connor, Thomas J. Holland, Scott Honour, Henry B. Howard, Roger H.D. Lacey and Scott Maskin. If elected, each of the six nominees will hold office until the next Annual Meeting of Shareholders and the election of his or her successor.

As previously reported, Kyle J. Udseth resigned as the Company’s Chief Executive Officer and as a director of the Company effective May 17, 2024, and the Board subsequently reduced the size of the Board to six directors. Of the current six directors, four are standing for re-election (Thomas J. Holland, Scott Honour, Roger H.D. Lacey and Scott Maskin) and two are not (Randall D. Sampson and Marilyn S. Adler). Kevin O’Connor and Henry B. Howard were nominated by Scott Maskin, and the Board and the Nominating and Corporate Governance Committee agreed to support each of these nominations in order to fill the vacancies that would be created by the departures of Randall D. Sampson and Marilyn S. Adler. Each nominee agreed to be named in this proxy statement and to serve if elected.

Proxies cannot be voted for a greater number of persons than six, which is the number of nominees named in this proxy statement. Unless otherwise instructed, the persons named as proxies will vote all proxies received for the election of each of the nominees.

Summarized below is certain information concerning the persons who are nominated by the Board for election to the Board, including a brief account of the education and business experience during at least the past five years. There are no family relationships between any director, executive officer, or person nominated to become a director.

Director Nominees

Kevin O’Connor, age 61, is the Principal at KMO Strategy. Kevin O’Connor is currently involved in strategic consulting, He previously served as the Chief Executive Officer of Dime Community Bank the successor organization to BNB Bank after the merger between these two organizations in 2021. Dime Bank is one of the region's largest community banks with over 50 branches, 800 employees and $12 billion in assets. Mr. O’Connor served as the Chief Executive Officer of the bank for 16 years, where he led the Long Island community institution through a period of dramatic growth and financial stability. Other roles in financial services included senior positions at North Fork Bank and KPMG. Mr. O’Connor has degrees in Accounting from Adelphi University in 1984 and Suffolk Community College. He does not own any shares of the Corporation's common stock. Mr. O’Connor's business and residential addresses are 277 Great River Road, Great River, New York 11739.

Thomas J. Holland, age 62, has served on our Board of Directors since March 2022. Mr. Holland is currently the Chief Operating Officer of Homebound Inc., a California-based housing company, and has been in such role since November 2021. He was previously a partner at Bain & Company, Inc., a management consulting firm, (“Bain & Company”) from September 2018 to November 2021. From December 2016 to December 2017, Mr. Holland was the CEO of Century Snacks, LLC, a California-based food manufacturing company. From March 2014 to December 2015, Mr. Holland served as the President of SunRun Inc., a provider of residential solar panels and home batteries (“SunRun”), and he was the Chief Operating Officer of SunRun from August 2013 to March 2014. Prior to that, he was a partner at Bain & Company from December 1989 to July 2013. Mr. Holland holds a B.S. in Civil Engineering from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Holland is qualified to serve on our Board of Directors due to his management experience across a variety of industries.

Scott Honour, age 57, has served on our Board of Directors since March 2022. Mr. Honour is Managing Partner of Northern Pacific Group, a Wayzata, Minnesota based private equity firm, where he has served since 2012. Mr. Honour also serves as Chairman of Perception Capital Corp. III (Nasdaq: PFTA), as Chairman of Perception Capital Corp. IV (NYSE: RCFA) and as a director of Spectair, Inc. (Nasdaq: SPEC). Within the past five years, Mr. Honour served as a director of Sustainable Opportunities Acquisition Corp. (Nasdaq: SOAC) Appreciate Holdings, Inc. (Nasdaq: SFR), and EVO Transportation & Energy Services (OTC: EVOA).  From 2002 to 2012, he was Senior Managing Director of The Gores Group, a Los Angeles based private equity firm with $4 billion of capital under management. Prior to that, Mr. Honour was a Managing Director at UBS Investment Bank from 2000 to 2002 and an investment banker at DLJ from 1991 to 2000. He began his career at Trammell Crow Company in 1988. Mr. Honour also co-founded YapStone, Inc. in 1999. Mr. Honour holds a BS in business administration and a BA in economics from Pepperdine University and an MBA in finance and marketing from the Wharton School of the University of Pennsylvania. We believe that Mr. Honour is qualified to serve on our Board of Directors due to his business and board experience.

Henry B. Howard, age 67, is President and Chief Executive Officer of U.S. Renewable Energy, LLC and U.S. Renewable Energy II, LLC, a position which he has held since 2018. Mr. Howard is the founder and majority owner of U.S. Mortgage Finance Group, positions which he has held since 2005. In addition, Mr. Howard has also been the founder and sole owner of U.S. Education Finance Group since 1999. Mr. Howard graduated from University of Maryland in 1979 with a Bachelor’s degree in Economics and Political Science (cum laude). He also received a Doctor of Humane Letters (h.c.) from the University of Mobile, Alabama. He does not own any shares of the Corporation's common stock. Mr. Howard's business and residential addresses are 1600 Ponce de Leon Boulevard, Suite 1101, Coral Gables, Florida 33134 and 725 Crandon Blvd., Key Biscayne, Florida 33149, respectively.

Roger H.D. Lacey, age 73, has been a CSI director since 2008 and a director of ours, and our chairman, since the Merger in March 2022. Mr. Lacey served as CSI’s chief executive officer from February 2015 until November 30, 2020, and served as the executive chairman of CSI’s board of directors beginning in December 2018. He also assumed the additional role of interim chief executive officer of CSI on August 2, 2021 through March 28, 2022. Mr. Lacey also served as interim chief executive officer of CSI from June 2014 until February 2015. Mr. Lacey was senior vice president of strategy and corporate development at the 3M Company from 2009 to his retirement in 2013. He was the 3M Company’s chief strategy officer and head of global mergers and acquisitions from 2000 to 2013. Mr. Lacey’s career with 3M began in 1975; from 1989 to 2000 he held various senior positions including serving as division vice president of 3M Telecom Division. In addition, Mr. Lacey served as a member of the corporate venture capital board for internal and external new venture investments from 2009 to 2013. In addition, he is a board member of Johnsonville Sausage Corporation, a leading US food company, and also a Senior Partner in CGMR Capital, a private equity firm, where he is a Board member of WTB, a private Utilities services company, and Cambek, a leading manufacturer of specialty wood construction products. He was formerly a member of the board of governors for Opus Business School, University of St. Thomas; a former visiting professor of strategy and corporate development, Huddersfield University; a founding member of the Innovation Lab at MIT; and is a former vice chair of Abbott Northwestern Hospital Foundation. We believe that Mr. Lacey is qualified to serve on our Board of Directors due to his unique perspective that combines familiarity with key technology markets around the world combined with deep experience in strategic planning and business development.

Scott Maskin, age 60, has served on our Board of Directors since November 2022, as our Senior Vice President and General Manager, New York Division since November 2022, and as our Interim Chief Executive Officer since May 17, 2024. Mr. Maskin is the co-founder of SUNation Energy, and served as its chief executive officer since its inception in June 2003 until the Company’s acquisition of SUNation in November 2022. Previously, Mr. Maskin developed nearly 20 years of experience on electrical and contracting work on commercial and residential properties and has a Master Electrician’s license. We believe Mr. Maskin is qualified to serve on our Board of Directors due to his extensive experience and knowledge in the industry, particularly related to solar and battery energy storage systems for residential and small commercial customers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” EACH OF THE BOARD’S DIRECTOR NOMINEES AS DESCRIBED UNDER THIS PROPOSAL NO. 1: ELECTION OF DIRECTORS PROPOSAL

CORPORATE GOVERNANCE AND BOARD MATTERS

Director Independence

Under the listing standards of the Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board of Directors has affirmatively determined that all of our current directors, except for Messrs. Lacey and Maskin, and both of the director nominees who are not currently directors (Messrs. Howard and O’Connor) are independent directors within the meaning of the applicable Nasdaq listing standards.

Board Leadership

Mr. Lacey serves as our Chairman of the Board. The Chairman of the Board position is a non-executive position and is separate from the position of Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. Our Board believes that having separate positions, with a non-executive director serving as Chairman, is the appropriate leadership structure for our Company at this time and allows each of the positions to be carried out more effectively than if one person were tasked with both the day-to-day oversight of our business as well as leadership of our Board.

Meetings of the Board of Directors

Our Board of Directors held five meetings during 2023. The independent directors regularly hold executive sessions at meetings of our Board of Directors.

During 2023, each of the directors then in office attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which such director then served. Each of our directors is expected to make a reasonable effort to attend our annual meetings of shareholders. Of our directors then in office, Roger H.D. Lacey, Kyle Udseth, Randall D. Sampson, and Scott Maskin and Marilyn S. Adler attended the 2023 Annual Meeting of Shareholders, which was held virtually.

Committees of the Board of Directors

The Company has three standing committees of the Board of Directors: the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit and Finance Committee

The members of the Audit and Finance Committee are Randall D. Sampson (Chair), Marilyn S. Adler, and Scott M. Honour. Our Board of Directors has determined that each member of the Audit and Finance Committee is independent under applicable SEC rules and Nasdaq listing standards. Our Board of Directors has determined that each of Mr. Lacey and Mr. Honour is an audit committee financial expert, as defined under the applicable rules of the Nasdaq and SEC. Each of the members of our Audit and Finance Committee meets the requirements for financial literacy and possesses the financial qualifications required under applicable SEC rules and Nasdaq listing standards. The Audit and Finance Committee met six times during 2023.

The Audit and Finance Committee is responsible for the engagement, retention and replacement of the independent registered public accounting firm, approval of transactions between the Company and a director or executive officer unrelated to service as a director or officer, approval of non-audit services provided by our independent registered public accounting firm, oversight of our internal controls and the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters. Our independent registered public accounting firm reports directly to the Audit and Finance Committee.

The Audit and Finance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Compensation Committee

The members of the Compensation Committee are Thomas J. Holland (Chair), Marilyn S. Adler and Randall D. Sampson. Our Board of Directors has determined that each member of the Compensation Committee is independent under applicable SEC rules and Nasdaq listing standards. The Compensation Committee met three times during 2023.

The Compensation Committee is responsible for the overall compensation strategy and policies of the Company; reviews and approves the compensation and other terms of employment of our chief executive officer and other executive officers; oversees the establishment of performance goals and objectives for our executive officers; administers our incentive compensation plans, including the 2022 Equity Incentive Plan; considers the adoption of other or additional compensation plans; and provides oversight and final determinations with respect to our 401(k) plan, employee stock ownership plan and other similar employee benefit plans.

The Compensation Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Scott M. Honour (Chair) and Marilyn S. Adler. Our Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent under applicable SEC rules and Nasdaq listing standards. The Nominating and Corporate Governance Committee met one time during 2023.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve on the Board of Directors; evaluating our incumbent directors; recommending candidates to our Board for election to the Board of Directors; making recommendations to the Board regarding the membership of the committees of the Board; assessing the performance of the Board; reviewing succession planning of the Chief Executive Officer and other senior executives; and overseeing matters of corporate governance.

The Nominating and Corporate Governance Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com.

Director Nominations

When evaluating candidates for service as a director, the Nominating and Corporate Governance Committee and the Board take into account many factors, including relevant experience, integrity, ability to make independent analytical inquiries, stock ownership, understanding of the Company’s business, relationships and associations related to the Company’s business, personal health and a willingness to devote adequate time and effort to Board responsibilities in the context of the needs of the Board at that time.

Although the Board does not have a formal policy regarding diversity, in addition to the factors noted above, the Board seeks individuals who reflect diversity in background, education, business experience, skills, business relationships and associations and other factors that will contribute to the Board’s governance of the Company.

The Board will consider candidates proposed by shareholders and evaluates them using the same criteria as for other candidates. A shareholder who wishes to recommend a director candidate for consideration by the committee should send the name(s) and appropriate biographical information regarding the proposed candidate(s) to the Nominating and Corporate Governance Committee at the Company’s principal executive office, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. A shareholder who wishes to nominate an individual as a candidate for election, rather than recommend the individual to the Board as a nominee, but does not intend to have the candidate included in our proxy materials, must comply with the advance notice requirements set forth in our Bylaws.

Board Diversity Matrix (as of May 29, 2024)

The following chart summarizes certain self-identified characteristics of the directors of the Company utilizing the categories and terms set forth in applicable Nasdaq rules and related guidance.

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	5	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Board’s Role in Managing Risk

In general, management is responsible for the day-to-day management of the risks the Company faces, while the Board, acting as a whole and through the Audit and Finance Committee, has oversight responsibility for risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Members of senior management attend the regular meetings of the Board and are available to address questions and concerns raised by the Board related to risk management. In addition, the Board holds regular discussions with management, the Company’s independent registered public accounting firm and the internal auditor, to identify major risk exposures and assess their potential financial impact on the Company and develop steps that could be taken to manage these risks.

The Audit and Finance Committee assists the Board in fulfilling its risk management oversight responsibilities in financial reporting, internal controls and compliance with legal and regulatory requirements. The Audit and Finance Committee reviews the Company’s financial statements and meets with the Company’s independent registered public accounting firm and internal auditor at least four times each year to review their respective reports on the adequacy and effectiveness of our internal audit and internal control systems, and to discuss policies with respect to risk assessment and risk management.

Code of Ethics and Business Conduct

The Company maintains a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to all of the Company’s officers, directors, employees, and other representatives. A copy of the Code of Ethics is available in the “Investor Relations—Governance” section of our website at www.pineappleenergy.com. We intend to disclose any amendments to our Code of Ethics, or waivers of its requirements granted to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, on our website.

Communications with the Board of Directors

Any shareholder who desires to contact our Board of Directors may do so by writing to the Board of Directors, generally, or to an individual director at Pineapple Energy Inc., 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Communications received electronically or in writing are distributed to the full Board of Directors, a committee or an individual director, as appropriate, depending on the facts and circumstances described in the communication received. By way of example, a complaint regarding accounting, internal accounting controls or auditing matters would be forwarded to the Chair of the Audit and Finance Committee for review.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the compensation committee of any other company that has an executive officer serving as a member of the board. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee during the last year.

EXECUTIVE COMPENSATION

Overview

This section discusses our executive compensation objectives and policies, forms of compensation, and compensation related to services in 2023 paid to or earned by our named executive officers (the “NEOs”). The NEOs for 2023 were:

●	Kyle Udseth, our Chief Executive Officer until May 17, 2024;
●	Eric Ingvaldson, our Chief Financial Officer; and
●	Kristin Hlavka, our Corporate Controller.

As previously disclosed, on May 17, 2024, Kyle Udseth informed the Company of his decision to resign as Chief Executive Officer and as a director of the Company, effective May 17, 2024. The Board of Directors appointed Scott Maskin as the Company’s Interim Chief Executive Officer, effective May 17, 2024. There were no changes to Mr. Maskin’s compensation in connection with his appointment as Interim Chief Executive Officer. Mr. Maskin is party to an Employment Agreement with the Company related to his position as Senior Vice President and General Manager, New York Division, as described below under “Director Compensation.” Mr. Maskin’s Employment Agreement was not amended in connection with his appointment as Interim Chief Executive Officer.

Compensation Objectives and Process

The Compensation Committee has designed the Company’s executive compensation program with a strategy to facilitate its ability to attract, retain, reward and motivate a high performing executive team. The Company’s compensation philosophy is based on a motivational plan to provide pay-for-performance (at both the individual and company levels), to enable the Company’s executive team to achieve the Company’s objectives successfully.

Our compensation programs are designed to:

●	attract and retain individuals with superior ability and managerial experience;
●	align executive officers’ incentives with our corporate strategies, business objectives and the long-term interests of our shareholders; and
●	increase the incentive to achieve key strategic performance measures by linking incentive award opportunities to the achievement of performance objectives and by providing a portion of total compensation for executive officers in the form of ownership in the Company.

The Compensation Committee is primarily responsible for establishing and approving the compensation for all of our executive officers. The Compensation Committee oversees our compensation and benefit plans and policies, oversees and administers our equity incentive plans and reviews and approves annually all compensation decisions relating to all of our executive officers, including our Chief Executive Officer. The Compensation Committee considers recommendations from our Chief Executive Officer regarding the compensation of our executive officers other than himself. Our Compensation Committee has the authority under its charter to engage the services of a consulting firm or other outside advisor to assist it in designing our compensation programs and in making compensation decisions.

Compensation Decisions for 2023

The Compensation Committee evaluating and establishing the goals, objectives and substance of the Company’s executive compensation plans. The Compensation Committee has taken the following actions related to the components of executive compensation.

Base Salary

Mr. Udseth’s annual base salary of $300,000 was established in connection with his Employment Agreement entered into on February 10, 2021. The Compensation Committee did not make any changes to Mr. Udseth’s base salary in 2022, but effective February 13, 2023, Mr. Udseth voluntarily agreed, and the Compensation Committee approved, a reduction in Mr.

Udseth’s annual base salary to $255,000, in order to assist with the reduction of corporate overhead. Subsequently, in connection with certain financing arrangements entered into by the Company on June 1, 2023, the Compensation Committee approved the reinstatement of Mr. Udseth’s annual base salary amount of $300,000, effective June 5, 2023.

In connection with Mr. Ingvaldson’s appointment as the Company’s Chief Financial Officer, the Compensation Committee approved an annual base salary of $250,000 for Mr. Ingvaldson, based on the Committee’s review of market salaries for similar positions.

Ms. Hlavka’s annual base salary was established subsequent to the Merger at $185,000. During the time in 2022 when Ms. Hlavka served as our Interim Chief Financial Officer, her annual base salary was increased to $225,000, and then returned to $185,000 upon Mr. Ingvaldson’s appointment as the Company’s Chief Financial Officer, effective October 10, 2022.

Annual Cash Incentive Program

In March 2023, the Compensation Committee approved performance metrics for the 2023 annual cash incentive program for the Company’s employees, including executive officers (the “2023 MIP”). Participants have the ability to earn between 50% of target for achieving threshold performance and 150% of target for achieving maximum performance for these metrics.

The following table presents the following for the 2023 MIP: (i) the performance measures for the plan; (ii) the relative weight assigned to each of the performance measures in determining overall performance against the plan; (iii) target achievement levels for each performance measure selected; and (iv) actual 2023 achievement as a percentage of the target goal.

Performance Measure	% Weight	Annual Target Goal	% of Target Performance Achieved
Consolidated Adjusted EBITDA	30%	$800,000	141%
Organic Revenue Growth	20%	10%	76%
Fundraising	20%	$25,000,000	56%
Business Acquisitions	20%	2	0%
ERP Implementation	10%	Successful implementation	100%

The Compensation Committee did not exercise any discretion to increase or decrease the amounts payable pursuant to the 2023 MIP as calculated pursuant to the terms as described above. As a result, based on the results as applied to the 2023 MIP as described above, the Compensation Committee approved a weighted payout at 79% of target, resulting in the payment of the following amounts to our NEOs under the MIP for 2023:

Name	Target MIP as a Percentage of Base Salary	Target MIP Dollar Amount ($)	Actual MIP Payout ($)
Kyle Udseth	50%	150,000	118,187
Eric Ingvaldson	40%	100,000	78,791
Kristin Hlavka	30%	55,500	43,729

Equity Awards

A key component of an executive officer’s compensation is equity incentive awards, which are critical to focusing our executives on the Company’s long-term growth and creating shareholder value. In connection with the Merger, the Company’s shareholders approved the Pineapple Holdings, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”), which became effective on March 28, 2022. On December 7, 2022, the Company’s shareholders approved an amendment to the 2022 Equity Incentive Plan that increased the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan from 750,000 to 1,250,000.

In May of 2023, the Compensation Committee approved equity awards to the Company’s employees, including the executive officers, consisting of restricted stock units (“RSUs”). On May 15, 2023 (i) Mr. Udseth was granted 107,143 RSUs that vest as follows: 35,714 vest 12 months, 35,714 vest 24 months, and 35,715 vest 36 months from the date of the grant, subject to continued employment; (ii) Ms. Hlavka was granted 66,071 RSUs that vest as follows: 22,024 vest 12 months, 22,024 vest 24 months, and 22,023 vest 36 months from the date of the grant, subject to continued employment; and (iii) Mr. Ingvaldson was granted 89,286 RSUs that vest as follows: 29,762 vest 12 months, 29,762 vest 24 months, and 29,762 vest 36 months from the date of the grant, subject to continued employment.

Other Compensation

In addition to participating in Company-wide plans providing health, dental and life insurance on the same basis as all of our other employees, the NEOs receive other compensation and benefits in various forms, including an annual matching contribution of up to 50% of each executive’s personal contribution to the Company’s 401(k) Plan up to the first 6% of the personal contribution. The amount of this other compensation for our NEOs is presented in the column titled “All Other Compensation” under the “Summary Compensation Table” and the “All Other Compensation Table.”

SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation paid to or earned by our NEOs for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Kyle J. Udseth	2023	286,153	-	151,072	118,187	13,702	569,114
Former Chief Executive Officer	2022	300,000	-	455,696	75,000	6,542	837,238
Eric Ingvaldson	2023	250,000	-	125,893	78,791	10,405	465,089
Chief Financial Officer	2022	48,077	-	411,390	11,233	-	470,700
Kristin Hlavka	2023	185,000	-	93,160	43,729	6,452	328,341
Corporate Controller	2022	190,370	40,600	75,950	30,066	8,656	345,642

(1)	For Ms. Hlavka, reflects a transaction bonus paid in 2022 in connection with the closing of the Merger.

(2)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(3)	Represents amounts earned under the annual cash incentive plan for the year indicated.

(4)	See “All Other Compensation Table” below.

All Other Compensation Table

The following table provides a breakdown of information under the column “All Other Compensation” above.

		Employer Contributions to 401(k) Plan	Other	Total
Name	Year	($)	($)	($)
Kyle Udseth	2023	10,835	2,867	13,702
	2022	6,542	-	6,542
Eric Ingvaldson	2023	7,548	2,856	11,233
	2022	-	-	-
Kristin Hlavka	2023	6,452	-	6,452
	2022	5,656	3,000	8,656

Outstanding Equity Awards at Fiscal Year-End

	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Kyle Udseth	151,899(2)	89,620
	107,143(3)	63,214
Eric Ingvaldson	54,852(4)	32,363
	89,286(5)	52,679
Kristin Hlavka	25,317(6)	14,937
	66,071(7)	38,982

(1) Market value is calculated by multiplying the number of unvested units by $0.59, the closing price of our common stock on December 29, 2023, the last trading date of 2023.

(2) RSUs vest as follows: 75,949 vest 12 months, 75,949 vest 18 months, and 75,950 vest 30 months from September 20, 2022, the date of grant.

(3) RSUs vest as follows: 35,714 vest 12 months, 35,714 vest 24 months, and 35,715 vest 36 months from May 15, 2023, the date of the grant.

(4) RSUs vest in thirds on each of October 11, 2023, October 11, 2024 and October 11, 2025.

(5) RSUs vest as follows: 29,762 vest 12 months, 29,762 vest 24 months, and 29,762 vest 36 months from May 15, 2023, the date of the grant.

(6) RSUs vest as follows: 5,858 vest 6 months, 6,800 vest 12 months, 12,658 vest 18 months, and 12,659 vest 30 months from September 20, 2022, the date of grant.

(7) RSUs vest as follows: 22,024 vest 12 months, 22,024 vest 24 months, and 22,023 vest 36 months from May 15, 2023, the date of the grant.

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

Employment Agreements

On December 5, 2022, the Company entered into an Employment Agreement with Mr. Udseth. As previously disclosed, Mr. Udseth resigned from his position as Chief Executive Officer and as a director of the Company on May 17, 2024. Mr. Udseth’s Employment Agreement provided for, among other things, an annual base salary of $300,000. Mr. Udseth’s Employment Agreement also provided for his participation in the Company’s employee bonus program with a potential bonus opportunity of up to 50% of his base salary, and Mr. Udseth’s participation in the Company’s employee benefit plans and programs.

In connection with Mr. Udseth’s resignation, the Company and Mr. Udseth entered into a Separation Agreement, dated as of May 19, 2024 (the “Separation Agreement”). The Separation Agreement provides that Mr. Udseth’s Employment Agreement dated December 5, 2022 is terminated and has no further force or effect, with no provisions surviving. Mr. Udseth was party to a change in control agreement, dated December 5, 2022, with the Company, which also terminated due to his voluntary resignation.

The Separation Agreement provides that Mr. Udseth will receive four months of severance, for a total of $100,000, paid on the Company’s normal bi-weekly payroll schedule. In addition, the Company will pay Mr. Udseth four months of his COBRA premiums.

On December 5, 2022, the Company entered into an Employment Agreement with Mr. Ingvaldson. Mr. Ingvaldson’s Employment Agreement provides for, among other things, an annual base salary of $250,000, Mr. Ingvaldson’s participation in the Company’s employee bonus program with a potential bonus opportunity of up to 40% of his base salary, and Mr. Ingvaldson’s participation in the Company’s employee benefit plans and programs.

Mr. Ingvaldson’s employment with the Company is at-will and continues until terminated by the Company or the executive for any reason. His Employment Agreement provides that upon termination of the executive’s employment, he is entitled to receive any base salary owed through his termination date and reimbursement of reasonable expenses incurred as of his termination date. If Mr. Ingvaldson’s employment is terminated by the Company for any reason other than Cause (as defined in the Employment Agreement) or disability, or by Mr. Ingvaldson for Good Reason (as defined in the Employment Agreement), in each case prior to a Change in Control (as defined in the change in control agreements referenced below), he would also be entitled to receive an amount equal to 50% of his annual base salary at that time, payable in equal installments over a six-month period.

Mr. Ingvaldson’s Employment Agreement contains customary confidentiality provisions. It also provides that, while he is employed by us and for a period of six months thereafter, he will not engage in competitive business, subject to certain exceptions. The Employment Agreement also provides that, while the executive is employed by us and for a period of one year thereafter, he will not (i) solicit any customer or business partner of the Company; (ii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iii) provide, to any customer with whom the executive had contact during employment or about whom he had access to confidential information, any products or services that are competitive with those that were offered by the Company during his employment with the Company; and (iv) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

Change in Control Agreements

Mr. Ingvaldson is a party to a change in control agreement, dated December 5, 2022, with the Company. The change in control agreement provides that if, within 24 months following a Change in Control, Mr. Ingvaldson’s employment is terminated by the Company for any reason other than Cause (as defined in the change in control agreement), death or disability, or by the executive for Good Reason (as defined in the change in control agreement), then the Company shall pay him an amount equal to one times his annual base salary as of the date of the Change in Control or his termination date, whichever is greater, payable in a lump sum within 75 days following the termination date. The change in control agreement also provides that upon such a termination, for a period of 12 months following the termination date, Mr. Ingvaldson will receive medical and dental insurance and life insurance, substantially in the form and expense to him as received by him on his termination date. The change in control agreement also provides that the payments made to Mr. Ingvaldson under the agreement shall be one dollar less than the amount which would cause all payments to him to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.

2022 Equity Incentive Plan and Award Agreements

Under the 2022 Equity Incentive Plan and related award agreements:

●	if a participant is terminated for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration;

●	if a participant’s service is terminated due to his or her death or disability, (i) all unvested restricted stock units shall vest as of the termination date; (ii) unvested performance stock units will vest on a pro rata basis, based on the actual performance in the case of disability and the target performance in the case of death; and (iii) the currently vested and exercisable portions of option awards may be exercised for a period of one year after the date of such termination; and

●	upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option awards may be exercised for a period of three months after the date of such termination; however, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option awards may be exercised for a period of one year after the date of such termination.

The 2022 Equity Incentive Plan and related award agreements provide that if either of the following occurs: (1) there is a change in control of our company that involves a corporate transaction, the outstanding awards are continued, assumed or replaced by the surviving or successor entity, and within 24 months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, or (2) there is a change in control of our company that does not involve a corporate transaction and within 24 months after the change in control a participant’s employment or other service is involuntarily terminated without cause, then (i) each of the participant’s outstanding options will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, the number of units that would vest will be equal to (A) if the accelerated vesting event occurs before the last day of the performance period, the target number of units, prorated based on the period of time during the performance period prior to the termination, or (B) if the accelerated vesting event occurs on or after the last day of the performance period, the number of units will be determined based on the actual level of achievement of the performance goals.

The 2022 Equity Incentive Plan and related award agreements also provide that if any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest. For these purposes, for a performance-based award, the number of units that would vest will be equal to (A) if the accelerated vesting event occurs before the last day of the performance period, the target number of units, prorated based on the period of time during the performance period prior to the corporate transaction, or (B) if the accelerated vesting event occurs on or after the last day of the performance period, the number of units will be determined based on the actual level of achievement of the performance goals set forth in the agreement. Alternatively, if outstanding awards are not continued, assumed or replaced, the Compensation Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

For purposes of the 2022 Equity Incentive Plan, the following terms have the meanings indicated:

●	a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of more than 50% of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of the board of directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined voting power of the resulting entity in substantially the same proportions); and

●	a “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of our assets, or (ii) a merger, consolidation, share exchange, or similar transaction involving us, regardless of whether we are the surviving entity.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on a review of such reports and written information given to us by our directors and executive officers, we believe that all such required reports were filed on a timely basis under Section 16(a) for the fiscal year ended December 31, 2023, other than one Form 4 for Mr. Ingvaldson that was filed one day late to report the withholding of shares to satisfy tax withholding obligations on the vesting of restricted stock units, and 13 sales and one escrow release that were filed late by Lake Street Solar LLC, a former holder of more than ten percent of our common stock.

INCENTIVE COMPENSATION RECOVERY POLICY

The Board has adopted a Compensation Recovery Policy (the “Clawback Policy”), effective October 2, 2023, in compliance with the listing standards of Nasdaq. The Clawback Policy provides that promptly following an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws (including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Compensation Committee will determine the amount of the excess of the amount of incentive-based compensation received by Section 16 officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The

Company will provide each such officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by Nasdaq listing standards.

PAY VERSUS PERFORMANCE

The following table sets forth additional compensation information of our Chief Executive Officer (referred to as our “PEO” in this section) and of the average of our other NEOs (the “Non-PEO NEOs”) along with total shareholder return and net income (loss) for 2023, 2022 and 2021:

Year	Summary Compensation Table Total for 2023 PEO(1) ($)	Compensation Actually Paid to 2023 PEO(2) ($)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(2)	Summary Compensation Table Total for Former PEO (1)	Compensation Actually Paid to Former PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs (1) ($)	Average Compensation Actually Paid to Non-PEO NEOs (2) ($)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return (3) ($)	Net Income (Loss) ($)
2023	569,114	113,661	—	—	—	—	396,715	236,000	4.6	(8,132,167)
2022	837,238	912,428	189,118	194,131	—	—	408,171	304,596	18.0	(10,362,662)
2021	—	—	1,144,867	813,490	653,041	577,320	680,236	528,915	74.3	2,973,647

(1)	For 2023, the PEO was Kyle Udseth, and the Non-PEO NEOs were Eric Ingvaldson and Kristin Hlavka. For 2022, the PEO was Roger H.D. Lacey until March 28, 2022, and Kyle Udseth, beginning March 28, 2022, and the Non-PEO NEOs were Eric Ingvaldson and Kristin Hlavka. For 2021, the PEO was Anita Kumar until August 1, 2021, and Roger H.D. Lacey, beginning August 1, 2021, and the Non-PEO NEOs were Mark Fandrich and Scott Fluegge.

(2)	A reconciliation of Total Compensation from the Summary Compensation Table (“SCT”) to Compensation Actually Paid to our PEOs and our Non-PEO NEOs (as an average) is shown below:

(3)	Total shareholder return (“TSR”) as calculated is based on a fixed investment of $100 measured from the market close on December 31, 2020 through and including the end of the fiscal year for each year reported in the table.

Adjustments	2023 PEO ($)	Average of Non-PEO NEOs ($)
Total 2023 Compensation from SCT	569,114	396,715
Subtraction: Stock Awards and Option Awards reported in SCT	151,072	109,527
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	63,214	45,830
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year-end	(264,304)	(69,747)
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	(103,291)	(27,272)
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered year	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—
Compensation Actually Paid for 2023 (as calculated)	113,661	235,999

Adjustments	2023 PEO ($)	Former PEO (Lacey) ($)	Average of Non-PEO NEOs ($)
Total 2022 Compensation from SCT	837,238	189,118	408,171
Subtraction: Stock Awards and Option Awards reported in SCT	455,696	30,380	243,670
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	530,886	35,393	140,095
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year*	—	—	—
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered year	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	—	—	—
Compensation Actually Paid for 2022 (as calculated)	912,428	194,131	304,596

Adjustments	Former PEO (Lacey) ($)	Former PEO (Kumar) ($)	Average of Non-PEO NEOs ($)
Total 2021 Compensation from SCT	1,144,867	653,041	680,236
Subtraction: Stock Awards and Option Awards reported in SCT and value of “Acceleration of Stock Options and Restricted Stock Units” as reported in SCT under All Other Compensation*	938,363	197,584	380,077
Addition: Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition (Subtraction): Year-over-year change in fair value of awards granted in any prior fiscal year that are outstanding and unvested at covered year-end	—	—	—
Addition: Vesting date fair value of awards granted and vesting during the covered year	—	—	—
Addition (Subtraction): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	603,062	121,046	226,189
(Subtraction): Fair value at end of prior year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered year	—	—	—
Addition: Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	3,924	817	2,138
Compensation Actually Paid for 2021 (as calculated)	813,490	577,320	528,915

Relationship between Pay and Performance

Our executive compensation program seeks to align executive officers’ long-term interests with those of our shareholders to incentivize a long-term increase in shareholder value, and therefore does not specifically align the Company’s performance measures with Compensation Actually Paid (“CAP”) (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay Versus Performance table above, for each the three years ended December 31, 2023. The following graphs address the relationship between compensation “actually paid” as disclosed in the Pay vs. Performance Table for our PEOs and the average amounts for the non-PEO NEOs and (1) the Company’s cumulative TSR and (2) the Company’s net income (loss).

Compensation Actually Paid vs TSR

Compensation Actually Paid vs Net Income (Loss)

DIRECTOR COMPENSATION

In 2023, the annual compensation payable to non-employee directors of the Board, to be payable on a quarterly basis on the first day, or as soon as practicable after the first day, of each quarter:

●	$30,000 cash retainer for all non-employee directors;

●	$7,500 additional cash retainer to each chair of a committee of the Board;

●	$5,000 additional cash retainer for service on each committee of the Board, excluding the chair of such committee; and

●	$15,000 additional cash retainer to the chair of the Board.

While non-employee directors received an annual grant of RSUs in 2022, the RSU grant initially intended for 2023 was not made until early 2024. As a result, our non-employee directors did not receive any equity awards in 2023.

The following table sets forth summary information concerning the compensation paid to our directors for the fiscal year ended December 31, 2023. Compensation paid to or earned by Mr. Udseth, who served as a director and was an NEO during the fiscal year ended December 31, 2023, is set forth in the Summary Compensation Table.

	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation	Non-Equity Incentive Plan Compensation	Total
Name	($)	($)	($)	($)	($)
Marilyn S. Adler	40,000	-	-	-	40,000
Thomas J. Holland	46,875	-	-	-	46,875
Scott M. Honour	30,000	-	-	-	30,000
Scott Maskin(2)	-	-	238,062	62,468	300,530
Roger C. Lacey	45,000	-	-	-	45,000
Randall D. Sampson	42,500	-	-	-	42,500
Michael R. Zapata(3)	26,250	-	-	-	26,250

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for stock awards granted during the reported fiscal year. For additional information regarding the assumptions we used to calculate the amounts in this column, please refer to Note 13 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(2)	As described further below, Mr. Maskin received compensation during 2023 as a non-executive officer employee; he did not receive any compensation as a member of the Board. The amounts shown in the table reflect $231,212 in salary, $62,468 earned under the 2023 annual cash incentive plan, and $6,850 in 401(k) match.

(3)	Mr. Zapata did not stand for re-election at the Company’s 2023 Annual Meeting of Shareholders and his term ended on December 14, 2023.

As of December 31, 2023, Mr. Maskin held 46,061 RSUs.

As noted above, Mr. Maskin has served as the Company’s Senior Vice President and General Manager, New York Division since November 2022 and was appointed Interim Chief Executive Officer of the Company on May 17, 2024. Mr. Maskin is a party to an Employment Agreement dated November 9, 2022 with the Company. Under the Employment Agreement, Mr. Maskin’s annual base salary is $245,000 (subsequently reduced to $150,000 on November 13, 2023) and he is eligible to participate in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary. There were no changes to Mr. Maskin’s compensation in connection with his appointment as Interim Chief Executive Officer. In addition, Mr. Maskin’s Employment Agreement has not been amended in connection with his appointment as Interim Chief Executive Officer.

Pursuant to his Employment Agreement, the initial term of Mr. Maskin’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Maskin’s employment is at-will. If Mr. Maskin’s employment is terminated by the Company for any reason other than Cause (as defined in his Employment Agreement) or disability, or by Mr. Maskin for Good Reason (as defined in his Employment Agreement) during the term of the Employment Agreement, Mr. Maskin would be entitled to receive an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period.

Mr. Maskin’s Employment Agreement contains customary confidentiality provisions. The Employment Agreement also provides that, while Mr. Maskin is employed by us and for a period of one year thereafter, he will not (i) engage in competitive business, subject to certain exceptions; (ii) solicit any customer or business partner of the Company; (iii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iv) provide, to any customer with whom Mr. Maskin had contact during employment or about whom Mr. Maskin had access to confidential information (as defined in the employment agreement), any products or services that are competitive with those that were offered by the Company during Mr. Maskin’s employment with the Company; and (v) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUNation Acquisition

On November 9, 2022, the Company acquired all of the issued and outstanding equity of SUNation Solar Systems, Inc. and five of its affiliated entities (“SUNation”), directly or indirectly from SUNation’s owners, which included Scott Maskin and James Brennan (with the other two owners, Scott Sousa and Brian Karp, collectively, the “Sellers”). Mr. Maskin was appointed a director of the Company and the Senior Vice President and General Manager, New York Division, of the Company, received 513,300 shares of Company common stock as consideration in the transaction and was granted an inducement award of 69,091 restricted stock units in connection with his employment with the Company. Mr. Brennan was appointed Senior Vice President, Corporate Development, of the Company, received 494,007 shares of Company common stock as consideration in the transaction and was granted an inducement award of 65,455 restricted stock units in connection with his employment with the Company.

The terms of Mr. Maskin’s Employment Agreement are set forth above under “Director Compensation.” Pursuant to Mr. Brennan’s Employment Agreement, his annual base salary is $235,000 and he is eligible to participate in the Company’s discretionary employee bonus program beginning January 1, 2023, with a potential bonus opportunity of up to 35% of his base salary. In 2023, Mr. Brennan earned a salary of $225,193 and a bonus of $61,723.

The initial term of Mr. Brennan’s employment is through December 31, 2024 unless terminated earlier or mutually renewed. Mr. Brennan’s employment is at-will. If Mr. Brennan’s employment is terminated by the Company for any reason other than Cause (as defined in his Employment Agreement) or disability, or by Mr. Brennan for Good Reason (as defined in his Employment Agreement) during the term of the Employment Agreement, Mr. Brennan would be entitled to receive an amount equal to 100% of his annual base salary at that time, payable in equal installments over a 12-month period.

Mr. Brennan’s Employment Agreement contains customary confidentiality provisions. The Employment Agreement also provides that, while Mr. Brennan is employed by us and for a period of one year thereafter, he will not (i) engage in competitive business, subject to certain exceptions; (ii) solicit any customer or business partner of the Company; (iii) take any action intended to, or that has the effect of interfering with the Company’s relationship with any customer or business partner or otherwise resulting in a customer or business partner reducing or ceasing their business relationship with the Company; (iv) provide, to any customer with whom Mr. Brennan had contact during employment or about whom Mr. Brennan had access to confidential information (as defined in the Employment Agreement), any products or services that are competitive with those that were offered by the Company during Mr. Brennan’s employment with the Company; and (v) directly or indirectly approach, solicit, entice, hire or attempt to approach, solicit entice or hire any employee of the Company to leave the employment of the Company.

The Company acquired SUNation from the Sellers for an aggregate purchase price of $18,440,533, comprised of (a) $2,390,000 in cash consideration paid at closing, (b) the issuance at closing of a $5,000,000 Short-Term Limited Recourse Secured Promissory Note payable to Messrs. Maskin and Brennan (the “Short-Term Note”), (c) the issuance at closing of a $5,486,000 Long-Term Promissory Note payable to Messrs. Maskin and Brennan (the “Long-Term Note”), with a fair value of $4,830,533 at the acquisition date, and (d) the issuance at closing of an aggregate of 1,480,000 shares of Company common stock. The purchase price also includes potential earn-out payments of up to $5,000,000 in the aggregate based on the percentage of year-over-year EBITDA growth of the SUNation businesses in 2023 and 2024. On May 14, 2024, the Company received a demand letter sent by Messrs. Maskin and Brennan for its failure to pay the first earnout payment of $2,500,000, which was due on May 6, 2024.

The Short-Term Note was paid in full on June 1, 2023. The Long-Term Note is unsecured and matures on November 9, 2025. It carries an annual interest rate of 4% until the first anniversary of issuance, then 8% thereafter until the Long-Term Note is paid in full. The Company will be required to make a principal payment of $2.5 million on the second anniversary of the Long-Term Note. As of October 15, 2023, the full $5.5 million remained outstanding under the Long-Term Note and the Company had paid an aggregate amount of interest on the Long-Term Note of $31,263.

As disclosed above, effective May 17, 2024, Mr. Maskin was appointed as the Interim Chief Executive Officer of the Company. His compensation and the terms of his Employment Agreement remain unchanged in connection with his appointment as Interim Chief Executive Officer.

Mr. Brennan was appointed the Chief Operating Officer of the Company effective May 28, 2024. His compensation and the terms of his Employment Agreement remain unchanged in connection with his appointment as Chief Operating Officer.

Hercules-Pineapple LLC Working Capital Loan

On January 8, 2021, Pineapple LLC and Hercules Capital, Inc. (“Hercules”), as agent for itself and the lenders, entered into a working capital loan and security agreement (the “WC Loan Agreement”) whereby the lenders agreed to make available to Pineapple LLC a working capital loan in the original principal amount of $500,000, subject to the terms and conditions in the WC Loan Agreement, and on December 16, 2021, the parties amended the WC Loan and Security Agreement pursuant to that certain First Amendment to Working Capital Loan and Security Agreement by and between Pineapple LLC and Hercules. The lenders, Hercules and Northern Pacific Growth Investment Advisors, LLC (“NPGIA”), made working capital loan commitments of $400,000 and $100,000, respectively. NPGIA is an affiliate of Northern Pacific Group, which controls Lake Street Solar LLC (“Lake Street”), a then-member of Pineapple LLC.

Borrowings under the WC Loan Agreement bear interest at 10.00% per annum with interest compounded daily. The collateral for the working capital loan includes, among other things, all assets and all personal property of Pineapple LLC.

Under the WC Loan Agreement, Hercules is entitled to the highest priority lien on the collateral, including with respect to the payment of $2,000,000 of accounts payable that are or may be owed to Lake Street and $350,000 of accounts payable that are or may be owed to Hercules, each of which is subordinate to the payment of Pineapple LLC’s obligations under the LSA. Under the LSA, this aggregate $2,350,000 in payables to Pineapple LLC’s then-members may only be repaid under certain conditions, including the requirement that no obligations are outstanding under WC Loan agreement. On December 16, 2021, Hercules and Lake Street entered into subscription agreements for the issuance of convertible notes in respect of the $2,000,000 and $350,000 in accounts payable, respectively, which converted into 1,000,000 and 175,000 Pineapple LLC’s Class C Units, respectively, as of immediately prior to the consummation of the Merger. Each such Class C Unit subsequently converted into one share of the Company’s common stock upon consummation of the Merger, for a total of 293,750 shares.

The proceeds of the working capital loan will be used by Pineapple LLC solely to pay related fees and expenses in connection with the WC Loan Agreement and for general working capital purposes of Pineapple LLC. However, the working capital loan proceeds may not be paid or distributed to any direct or indirect equity owner of Pineapple LLC, or used to pay all or a portion of (i) any fees to board members; (ii) payables, fees (including management fees), loans or other amounts due to NPGIA or Northern Pacific Holdings, LLC or any of their respective officers, directors, members, managers, subsidiaries, or affiliates.

Immediately prior to the Merger, the $500,000 outstanding loan balance was converted to 250,000 Class C Units of Pineapple LLC, which upon close of the Merger were converted into 62,500 shares of Company common stock.

Series B Preferred Stock

As previously disclosed, the Company issued one share of its Series B Preferred Stock to Lake Street for $15 per share.

General

The Company’s Board has adopted Governance Guidelines that include provisions with respect to conflicts of interest. These Guidelines describe a “conflict of interest” as a situation in which a director’s personal interest, including an immediate family member interest, is adverse to, or may appear to be adverse to, the interests of the Company. The Guidelines provide that any situation that involves, or may reasonably be expected to involve, a conflict of interest with the

Company, must be disclosed promptly to the Chief Executive Officer, the Chairman, and the Company’s primary legal counsel.

If the Company wishes to proceed with a transaction involving a potential conflict of interest, the Board would intend to seek prior approval from the Audit and Finance Committee to ensure the transaction is beneficial to the Company and the terms of the transaction are fair to the Company.

PROPOSAL NO. 2

AUDITOR RATIFICATION PROPOSAL

Overview

The Audit and Finance Committee has selected UHY LLP (“UHY”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. While the Audit and Finance Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit and Finance Committee is submitting the appointment of UHY as our independent registered public accounting firm for ratification.

We expect a representative from UHY will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

In the event the shareholders do not ratify the appointment of UHY, the Audit and Finance Committee will reconsider the selection. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 2: AUDITOR RATIFICATION PROPOSAL

Change in Independent Registered Public Accounting Firm

Baker Tilly US, LLP (“Baker Tilly”) previously served as the Company’s independent registered public accounting firm since 2021. Effective April 28, 2023, Baker Tilly resigned as the Company’s independent registered public accounting firm, but was subsequently engaged to review the Company’s unaudited condensed consolidated financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023.

Baker Tilly audited the consolidated financial statements of the Company for the fiscal years ended December 31, 2022 and 2021. The reports of Baker Tilly on such financial statements did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that in its report on the financial statements for the fiscal year ended December 31, 2022, Baker Tilly included a paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern. In connection with the reports of Baker Tilly on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and December 31, 2021, and Baker Tilly’s review of the financial statements for the fiscal quarters ended March 31, 2023 and June 30, 2023, there were: (i) no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) between the Company and Baker Tilly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Baker Tilly’s satisfaction, would have caused Baker Tilly to make reference to the subject matter of the disagreement in connection with its reports; and (ii) no “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

On August 10, 2023, the Audit and Finance Committee engaged UHY as its independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 and for the fiscal quarter ended September 30, 2023. During the years ended December 31, 2022 and 2021, and through UHY’s engagement on August 10, 2023, neither the Company, nor anyone on its behalf, consulted UHY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company or oral advice was provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Fees of Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by UHY for professional services for the year ended December 31, 2023:

Fee Category	2023
Audit Fees	$486,875
Audit-Related Fees	-
Tax Fees	-
All Other Fees	-
Total Fees	$486,875

The following is a summary of the fees billed to the Company by Baker Tilly for professional services for the years ended December 31, 2023 and 2022:

Fee Category	2023	2022
Audit Fees	$114,450	$455,844
Audit-Related Fees	-	89,505
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$114,450	$545,349

Audit Fees. Audit fees represent fees for professional services provided in connection with the annual audit of the Company’s consolidated financial statements, the review of the Company’s quarterly consolidated financial statements and related registration statements. Audit fees incurred for the year ended December 31, 2023 represent services provided by UHY and Baker Tilly, and audit fees for the year ended December 31, 2022 represent services provided by Baker Tilly.

Audit-Related Fees. This category consists of fees billed for assurance and related services, such as the Company’s employee benefit plan audits that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not otherwise reported under “Audit Fees.”

Tax Fees. This category consists of fees billed for professional services for tax compliance, tax advice and tax planning. Assistance regarding federal and state tax compliance and acquisitions are provided to the Company by RSM US LLP.

All Other Fees. All other fees are fees for products and services other than those listed above.

Audit and Finance Committee Pre-Approval Policies and Procedures

In addition to approving the engagement of the independent registered public accounting firm to audit the Company’s consolidated financial statements, the policy of the Audit and Finance Committee is to approve all use of the Company’s independent registered public accounting firm for non-audit services prior to any such engagement. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, the policy of the Committee is to restrict the non-audit services that may be provided to the Company by the Company’s independent registered public accounting firm primarily to tax services, merger and acquisition due diligence and integration services, and any other services that can clearly be designated as “non-audit” services. All of the services described above for 2023 were pre-approved by the Audit and Finance Committee before UHY or Baker Tilly, as applicable, were engaged to render the services.

Audit and Finance Committee Report

The Audit and Finance Committee is responsible for independent, objective oversight of the Company’s financial accounting and reporting by overseeing the system of internal controls established by management and monitoring the participation of management and the independent registered public accounting firm in the financial reporting process.

The Audit and Finance Committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2023 with management. The Audit and Finance Committee discussed with UHY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and the SEC. The Audit and Finance Committee has received the written disclosures and the letter from UHY required by applicable requirements of the PCAOB regarding UHY’s communications with the Audit and Finance Committee concerning independence, and has discussed with UHY the independent registered public accounting firms’ independence.

Based upon the review and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

Audit and Finance Committee

Randall D. Sampson (Chair), Marilyn S. Adler, Scott Honour

PROPOSAL NO. 3

SAY-ON-PAY PROPOSAL

Overview

As required by Section 14A of the Securities Exchange Act of 1934, we are asking shareholders to cast a non-binding, advisory vote on named executive officer compensation.

As described in the section entitled “Executive Compensation,” we have designed our executive compensation program to implement core compensation principles, including pay-for-performance and alignment of our management’s interests with those of our shareholders. Under these programs, we reward our Named Executive Officers in large part for the achievement of specific financial performance goals that we set. We have also included equity components to our long-term incentive plan. We encourage shareholders to read the “Executive Compensation” section of this proxy statement for a more detailed discussion of our executive compensation programs.

We are asking our shareholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Pineapple Energy Inc. approve, on a non-binding and advisory basis, the compensation of the Named Executive Officers as disclosed in Pineapple Energy Inc’s proxy statement for the 2024 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

Vote Required

Approval of this Proposal 3 requires the affirmative vote of holders to the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. While this vote is advisory, and it is non-binding on the Compensation Committee or the Board of Directors, it will provide valuable information that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2024 and future years.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3: SAY-ON-PAY PROPOSAL

PROPOSAL NO. 4

SAY-ON-FREQUENCY proposal

Overview

As required by Section 14A of the Securities Exchange Act of 1934, we are also asking shareholders to cast an advisory vote on the frequency of future advisory votes on our Named Executive Officer compensation. By voting on this Proposal 4, shareholders may indicate whether they would prefer an advisory vote on Named Executive Officer compensation every year, every two years, or every three years.

After careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years (triennially) is the most appropriate alternative for Pineapple Energy Inc. and therefore our Board of Directors recommends that you vote for “Every Three Years” as the frequency for future advisory votes on executive compensation.

In formulating its recommendation, our Board of Directors believes that a triennial vote would provide us with the time to thoughtfully consider the voting results, engage with shareholders to further understand the voting results, and respond to the vote and to shareholders’ feedback. We believe that our openness to input from our shareholders regarding executive compensation and the ability of shareholders to contact us at any time regarding these matters will reduce the need for and value of a more frequent advisory vote on executive compensation.

We are not asking shareholders to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice as among the frequency options. Shareholders may cast a vote on their preferred voting frequency by choosing the option of every year, every two years, every three years or abstain from voting on Proposal 4.

Vote Required

The option of every year, every two years or every three years that receives the highest number of votes cast at the Annual Meeting by shareholders voting on Proposal 4 will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. While this vote is advisory, and not binding on the Board of Directors, the Board will take into account the outcome of the vote in making its determination concerning the frequency of future advisory votes on executive compensation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “EVERY THREE YEARS” ON PROPOSAL NO. 4: SAY-ON-FREQUENCY PROPOSAL

PROPOSAL NO. 5

REVERSE STOCK SPLIT PROPOSAL

Overview

The Company is asking its shareholders to approve an amendment to the Company’s Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company’s common stock at a ratio within a range of 1-for-2 to 1-for-200, subject to and as determined by the Board. Here and in other parts of this proxy statement, we refer to this as the “Reverse Stock Split.” The Board has approved and declared advisable the amendment relating to the Reverse Stock Split, and recommends that our shareholders approve the amendment.

The primary reason the Company is seeking shareholder approval of the Reverse Stock Split Proposal is to attempt to increase the per share closing price of the Company’s common stock to meet the minimum closing bid price requirements for continued listing on The Nasdaq Capital Market. If the Reverse Stock Split Proposal is not approved by the Company’s shareholders, the common stock may be delisted from Nasdaq.

If the Reverse Stock Split Proposal is approved by our shareholders, and if the Board determines to implement the Reverse Stock Split, the Reverse Stock Split will be effective upon the filing of an amendment to our Amended and Restated Articles of Incorporation with the Minnesota Secretary of State (the “Split Effective Time”). A form of the proposed amendment is attached to this proxy statement as Appendix A. If the Reverse Stock Split is approved by our shareholders, the filing that is made with the Minnesota Secretary of State will set forth the final ratio and basis upon which the Reverse Stock Split will be effected, as determined by the Board. Nevertheless, the Reverse Stock Split will not be effected on more than 1-for-200 basis, meaning that no more than 200 shares issued and outstanding prior to the effectiveness of the Reverse Stock Split will be combined into one share of common stock issued and outstanding upon and after the Split Effective Time.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the Reverse Stock Split if the Board should later determine that the Reverse Stock Split is no longer in the best interests of the Company.

In determining whether to implement the Reverse Stock Split and which reverse stock split ratio to implement, if any, if shareholders approve this Reverse Stock Split Proposal, the Board may consider, among other things, various factors, such as:

●	the historic trading price and trading volume of our common stock;

●	the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock in the short- and long-term;

●	the ability of the Company to maintain its listing on the Nasdaq Global Market;

●	which Reverse Stock Split ratio would result in the least administrative cost to the Company; and

●	prevailing general market and economic conditions.

While the Minnesota Business Corporation Act (“MBCA”) allows certain reverse stock splits to be effected by board action alone, without approval of a corporation’s shareholders, unless otherwise required by a corporation’s articles of incorporation, Article IX of the Company’s Amended and Restated Articles of Incorporation requires shareholder approval of a reverse stock split.

Further, if the Reverse Stock Split is approved and implemented, the number of authorized shares of our common stock will be reduced proportionately based on the Reverse Stock Split ratio approved by the Board.

Reasons for the Recommendation of the Board

The primary reason the Board is recommending that the shareholders vote FOR the Reverse Stock Split Proposal is to attempt to increase the Company’s stock price to meet Nasdaq’s minimum bid price requirements.

On October 27, 2023, the Company received a notice from the Listing Qualifications Department (the “Staff”) of Nasdaq informing the Company that because the closing bid price for the Company’s common stock listed on Nasdaq was below $1.00 per share for the last 31 consecutive business days, the Company does not comply with the minimum closing bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Rule”). In accordance with Nasdaq’s Listing Rules, the Company has a period of 180 calendar days, or until April 24, 2024, to regain compliance with the Minimum Bid Rule. If at any time during this 180-day period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation that the Company has achieved compliance with the Minimum Bid Rule.

On February 27, 2024, the Staff issued another notice (the “February Notice”) notifying the Company that the Company’s common stock had a closing bid price of $0.10 or less for 10 consecutive trading days (February 12, 2024 to February 26, 2024). Accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stock Rule”). As a result, the Staff had determined to delist the Company’s securities from Nasdaq effective as of the opening of business on March 7, 2024, unless the Company requested an appeal before the Nasdaq Hearings Panel (the “Panel”) of the Staff’s determination by March 5, 2024. The Company requested a hearing before the Panel to appeal the February Notice, and Nasdaq initially scheduled the hearing for April 30, 2024. Subsequently, the Company was granted an expedited review process and extension as described below, and received notice that an oral hearing was not necessary.

Following the Company’s Special Meeting of Shareholders that was held on April 12, 2024, at which the reverse stock split proposal was not approved, the Company provided the Panel with an update on the Company’s plan to regain compliance with the Minimum Bid Rule and an extension request until July 24, 2024. On April 19, 2024, the Panel granted an extension for the Company to regain compliance with the Minimum Bid Rule until July 24, 2024, conditioned upon:

●	the Company obtaining shareholder approval for a reverse stock split that satisfies the Minimum Bid Rule by July 1, 2024; and
●	the Company effecting the reverse stock split by July 11, 2024 and maintaining a $1.00 closing bid price or more for a minimum of ten consecutive trading days by July 24, 2024.

As discussed below, the Company intends to hold its 2024 Annual Meeting of Shareholders on July 1, 2024, in part, to comply with the conditions of the extension. However, failure to meet any of the terms of this extension could result in the immediate delisting of the Company’s securities from Nasdaq.

On January 3, 2024, the Company held its second reconvened 2023 Annual Meeting of Shareholders, and the Company’s shareholders approved a reverse stock split of the outstanding shares of the Company’s common stock, at a ratio within a range of 1-for-2 to 1-for-15, as determined by the Board (the “Prior Reverse Stock Split Approval”). At the time the Company scheduled the Annual Meeting and established the proposals for such meeting, based on recent stock prices of the Company’s common stock, the maximum ratio under the approved range of 1-for-15 pursuant to the Prior Reverse Stock Split Approval would not have been sufficient to cause the stock price to increase or be maintained at a level that would satisfy the Minimum Bid Rule. As a result, the Board determined to ask its shareholders to approve the Reverse Stock Split of the outstanding shares of the Company’s common stock, at a ratio within a range of 1-for-25 and 1-for-200, as determined by the Board, at the Annual Meeting.

However, in the days prior to the mailing and filing of this definitive Proxy Statement, the stock prices of the Company’s common stock were such that a reverse stock split at the maximum ratio under the approved range of 1-for-15 pursuant to the Prior Reverse Stock Split Approval may be sufficient to cause the stock price to increase at a level that might satisfy the Minimum Bid Rule, depending on stock prices on the date such reverse stock split is effective. As a result, the Board approved the implementation of a reverse stock split pursuant to the Prior Reverse Stock Split Approval, at the maximum ratio under the approved range of 1-for-15, currently expected to be effective on or about June 6, 2024 (the “June 2024 Reverse Stock Split”). However, there can be no assurance that the June 2024 Reverse Stock Split, if effectuated as currently planned, would be sufficient to cause the stock price to increase or be maintained at a level that would satisfy the Minimum Bid Rule. As a result, the Board has determined that it is in the best interests of the Company and its shareholders to ask its shareholders to approve the Reverse Stock Split of the outstanding shares of the Company’s common stock, at a ratio within a range of 1-for-2 and 1-for-200, as determined by the Board, at the Annual Meeting.

While it is possible that the planned June 2024 Reverse Stock Split under the Prior Reverse Stock Split Approval may eventually satisfy the requirements for continued listing on The Nasdaq Capital Market, the Company also may not meet these requirements or the compliance may not be sustained for any period of time, and additional notices of noncompliance may result. Due to the regular fluctuation of the Company’s stock price, retaining the ability to effectuate the Reverse Stock Split if the Company’s stock price trades to a level that warrants an additional stock split is important to the Company and in the best interests of its shareholders.

There can be no assurances that the Company will be able to regain compliance with the Minimum Bid Rule at all or by the deadline, or that any related extension request will be granted. Further, there can be no assurances that the Panel will grant any request for an extension period within which to regain compliance, or that the Company will be able meet the continued listing requirements during any compliance period or in the future. If the Company is unable to regain or maintain compliance with these Nasdaq requirements, its common stock will be delisted from Nasdaq.

We are seeking shareholder approval for the authority to effectuate the Reverse Stock Split as a means of increasing the share price of our common stock in order to avoid further action by Nasdaq, in the event we are not able to satisfy the Minimum Bid Rule and the Low Priced Stock Rule in time to avoid delisting under the current noncompliance notices or under any future noncompliance notices related to the Company’s stock price. We expect that the Reverse Stock Split would increase the bid price per share of our common stock, thereby satisfying such listing requirements, however, there can be no assurance that the Reverse Stock Split would have that effect, initially or in the future, or that it would enable us to maintain the listing of our common stock on The Nasdaq Capital Market.

If shareholders do not approve the Reverse Stock Split Proposal and the Company’s stock price does not otherwise increase to greater than $1.00 per share for at least 10 consecutive trading days, we expect the common stock to be subject to a delisting action by Nasdaq. We believe that the Reverse Stock Split is the most likely way to assist the stock price in reaching the level under the Minimum Bid Rule, although effecting the Reverse Stock Split cannot guarantee that the common stock would be in compliance with the Minimum Bid Rule for even the minimum 10-day trading period. Furthermore, the Reverse Stock Split cannot guarantee we would be in compliance with the other criteria required to maintain our listing on The Nasdaq Capital Market.

In order to attempt to procure the vote necessary to effect the reverse stock split, on May 14, 2024, we issued one share of a new Series B of our preferred stock. The terms of the new Series B of our preferred stock (the “Series B Preferred Stock”) are set forth in a Certificate of Designation of Series B Preferred Stock (the “Certificate of Designation”), filed with the Minnesota Secretary of State, and effective on May 13, 2024. The Series B Preferred Stock does not have any voting rights except with respect to this Reverse Stock Split Proposal, the Authorized Share Amendment Proposal and the election of directors. With respect to the Reverse Stock Split Proposal, the outstanding share of the Series B Preferred Stock is entitled to 5,000,000,000 votes on such proposal, which is referred to as supermajority voting; however, the votes by the holder of the Series B Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of our common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Annual Meeting are voted FOR this Proposal 5, then we will count 50.5% of the votes cast (or 2,525,000,000 votes) by the holder of the Series B Preferred Stock as votes FOR this Proposal 5. Holders of common stock and preferred stock will vote on the Reverse Stock Split Proposal as a single class.

Principal Effects of the Reverse Stock Split

If approved and implemented, the principal effects of the Reverse Stock Split would include the following, all of which have been considered by the Board in approving and, recommending a vote for, the Reverse Stock Split Proposal:

●	The number of issued and outstanding shares of common stock will be reduced and each shareholder will own fewer shares than they owned immediately before the Reverse Stock Split.

○	Utilizing the number of issued and outstanding shares of our common stock as of May 23, 2024 of 108,546,773 shares, that number will be reduced to the quotient obtained by dividing that number of shares by the Reverse Stock Split ratio ultimately selected by the Board of Directors (which ratio will not exceed 200); so for example, if the Reverse Stock Split ratio selected by the board is 200 (i.e., a 1-for-200 ratio or split basis) then there will be 542,733 shares of our common stock outstanding after the Reverse Stock Split (which is the quotient obtained by dividing the number of shares outstanding prior to the Reverse Stock Split, or 108,546,773, by 200).

○	Utilizing that same number of issued and outstanding shares of our common stock as of May 23, 2024, but giving effect to the June 2024 Reverse Stock Split, the split-adjusted 7,236,451 shares outstanding would be reduced to the quotient obtained by dividing that number of shares by the Reverse Stock Split ratio ultimately selected by the Board of Directors (which ratio will not exceed 200); so for example, if the Reverse Stock Split ratio selected by the board is 200 (i.e., a 1-for-200 ratio or split basis) then there will be 36,182 shares of our common stock outstanding after the Reverse Stock Split (which is the quotient obtained by dividing the number of shares outstanding prior to the Reverse Stock Split, or 7,236,451, by 200)

●	The number of shares of common stock reserved and available for issuance under the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan will be adjusted proportionately based on the Reverse Stock Split ratio selected by the Board.

●	The number of shares issuable upon the exercise or vesting of all then outstanding equity awards will be adjusted proportionately based on the Reverse Stock Split ratio selected by the Board.

●	The number of shares of common stock issuable upon conversion of the Series A convertible preferred stock and issuable upon exercise of the outstanding warrants, and the conversion price of the Series A convertible preferred stock and the exercise price of the warrants, will be adjusted proportionately based on the Reverse Stock Split ratio selected by the Board.

●	Except for adjustments that may result from the treatment of fractional shares resulting from the Reverse Stock Split, which are explained below under the section entitled “—Fractional Shares,” each shareholder will hold the same percentage of common stock immediately following the Reverse Stock Split as the shareholder held immediately prior to the Reverse Stock Split.

●	The voting rights, rights to dividends and distributions and other rights of common stock will not be changed as a result of the Reverse Stock Split.

●	We will obtain a new CUSIP number for our common stock on a post-Reverse Stock Split basis.

The Reverse Stock Split will not affect the Company continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split will be effected simultaneously for all outstanding shares of our common stock. The Reverse Stock Split will affect all common shareholders uniformly and will not affect any shareholder’s percentage interest in the Company, except to the extent that the Reverse Stock Split results in any shareholder owning a fractional share. Shares of our common stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable. Further, the Reverse Stock Split, if implemented, will not affect the par value of our common stock.

The Reverse Stock Split, if implemented, will not affect the total authorized number of shares of our preferred stock or the par value of our preferred stock.

As noted above, following the Reverse Stock Split, the number of authorized shares of our common stock will be reduced proportionately based on the Reverse Stock Split ratio that is selected.

The following table illustrates the effects of a 1-for-2 to 1-for-200 Reverse Stock Split (without giving effect to the treatment of fractional shares), based on share information as of May 23, 2024:

	Shares of Common Stock
	Issued and Outstanding (1)	Issuable Under Existing Arrangements (1)(2)	Authorized for Issuance (1)
Pre-Reverse Stock Split	108,546,773	675,892,626	112,500,000
1-for-2 Reverse Stock Split	54,273,386	337,946,313	56,250,000
1-for-50 Reverse Stock Split	1,918,871	14,064,500	2,250,000
1-for-100 Reverse Stock Split	959,435	7,032,250	1,125,000
1-for-200 Reverse Stock Split	479,717	3,516,125	562,500

(1)	These estimates do not reflect the potential effects of cash payments in lieu of issuance of fractional shares that may result from the Reverse Stock Split.
(2)	This column reflects shares issuable under our existing conversion obligations in connection with our Series A convertible preferred stock and the common stock warrants, as further described in the Authorized Share Amendment Proposal below. Unless the Authorized Share Amendment Proposal is approved and implemented, our conversion obligations in connection with our Series A convertible preferred stock and the common stock warrants will exceed our total shares authorized.

There are risks associated with the Reverse Stock Split, all of which have been considered by the Board in recommending to the shareholders the Reverse Stock Split Proposal for approval.

We cannot predict whether the Reverse Stock Split will increase the market price for our common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

●	the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

●	the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

●	the Reverse Stock Split will result in a per share price that will increase the ability of the Company to attract and retain employees; or

●	the bid price per share will either exceed, or be maintained for the required period of time, in excess of $1.00 under the Minimum Bid Rule or $0.10 under the Low Priced Stock Rule as required by Nasdaq for continued listing.

The market price of our common stock will also be based on the performance of the Company, and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split. In addition, there can be no assurance that our common stock will not be delisted due to a failure to meet other listing requirements even if the market price per share of our common stock post Reverse Stock Split remains in excess of the requirements under the Minimum Bid Rule and the Low Priced Stock Rule.

The anticipated resulting increase in the per share price of our common stock due to the Reverse Stock Split is expected to encourage greater interest in our common stock by brokers and investors and possibly promote greater liquidity for its shareholders. However, there is no assurance that such greater interest or liquidity will occur.

Since the Reverse Stock Split will decrease the number of shares held by shareholders, the Reverse Stock Split may increase the number of shareholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to shareholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to shareholders in the event they wish to sell all or a portion of their shares.

The Reverse Stock Split is not part of a plan by management to recommend to the Board or the shareholders a series of other amendments to our Amended and Stated Articles of Incorporation. Other than the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal, the Board does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Articles of Incorporation that may be construed to affect the ability of third parties to take over or change the control of the Company.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our shareholders approve the Reverse Stock Split Proposal, and if the Board believes that the Reverse Stock Split is in the best interests of the Company and its shareholders, the Board will approve a specific Reverse Stock Split ratio and determine the Split Effective Time. The Company then will file the amendment to its Amended and Restated Articles of Incorporation with the Secretary of State of the State of Minnesota that specifies the Split Effective Time. Beginning at the Split Effective Time, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the Split Effective Time, shareholders will be notified that the Reverse Stock Split has been effected. Holders of our common stock holding all of their shares electronically in book-entry form do not need to take any action (the exchange will be automatic) to receive post-split shares. Holders of pre-split shares held in certificated form will be asked to surrender to the Company’s transfer agent certificates representing pre-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. Upon receipt of the holder’s pre-split certificate(s) and the properly completed and executed letter of transmittal, the holder will be issued the appropriate number of shares of common stock electronically in book-entry form. No new shares in book-entry form will be reflected until the holder surrenders the holder’s outstanding pre-Reverse Stock Split certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Shareholders should not destroy any stock certificate(s) and should not submit any certificate(s) unless and until requested to do so.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Shareholders of record who otherwise would be entitled to receive fractional shares because they hold a number of pre-split shares not evenly divisible by the number of pre-split shares to be reclassified into one post-split share, will be entitled to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date of the Split Effective Time; provided, however, holders of certificated shares must first surrender to the exchange agent the certificates representing such pre-split shares. The ownership of a fractional interest will not give the holder thereof any voting, dividend, or other rights except to receive payment therefor as described herein.

Shareholders should be aware that, under the escheat laws of the various jurisdictions where shareholders reside, where the Company is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the Split Effective Time may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by the Company or the transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Consequences

The par value per share of common stock will remain unchanged at $0.05 per share after the Reverse Stock Split. As a result, at the split effective time of the reverse stock split, the stated capital on the Company’s balance sheet attributable to its common stock will be reduced proportionately based on the reverse stock split ratio, from its present amount, and the additional paid-in capital account will be increased for the amount by which the stated capital is reduced. After the Reverse Stock Split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income (loss) per share and other per share amounts for periods ending before the Reverse Stock Split will be restated to give retroactive effect to the Reverse Stock Split.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the Reverse Stock Split to our U.S. shareholders, but does not purport to be a complete analysis of all potential tax consequences that may be relevant to our U.S. shareholders. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. shareholder. The Company has not sought and does not intend to seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the tax consequences of the Reverse Stock Split.

This discussion does not address all U.S. federal income tax consequences that may be relevant to a U.S. shareholder’s particular circumstances, including the impact of the alternative minimum tax or the Medicare contribution tax on net investment income. This discussion is limited to our U.S. shareholders that hold common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, it does not address consequences relevant to our U.S. shareholders subject to special rules, including, without limitation:

●	brokers, dealers or traders in securities; banks; insurance companies; other financial institutions; mutual funds;

●	real estate investment trusts; regulated investment companies; tax-exempt organizations or governmental organizations;

●	pass-through entities such as partnerships, S corporations, disregarded entities for federal income tax purposes and limited liability companies (and investors therein);

●	persons who are not “United States persons” within the meaning of Section 7701(a)(30) of the Code;

●	shareholders who are subject to the alternative minimum tax provisions of the Code;

●	persons who hold their shares of common stock as part of a hedge, wash sale, synthetic security, conversion transaction, or other integrated transaction;

●	persons that have a functional currency other than the U.S. dollar; traders in securities who elect to apply a mark-to-market method of accounting; and

●	certain expatriates or former citizens or long-term residents of the United States.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership should depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding Company common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This summary is for information purposes only and is not intended to be, and should not be construed to be, legal, business or tax advice to any particular company U.S. shareholder. This summary does not take into account your particular circumstances and does not address consequences that may be particular to you. Therefore, you should consult your tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. shareholder should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of combined company common stock, as discussed below. A U.S. shareholder’s aggregate tax basis in the shares of combined company common stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of combined company common stock surrendered (excluding any portion of such basis that is allocated to any fractional share of combined company common stock), and such U.S. shareholder’s holding period in the shares of combined company common stock received should include the holding period in the shares of combined company common stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of combined company common stock surrendered to the shares of combined company common stock received pursuant to the Reverse Stock Split. Holders of shares of combined company common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

In general, a shareholder who receives cash payment in lieu of a fractional share should be treated as if the fractional share were issued and then redeemed. Whether such redemption qualifies for sale or exchange treatment depends on whether the reduction in the shareholder’s stock ownership is considered to be a meaningful reduction in interest for purposes of Section 302(b)(l) of the Code or otherwise eligible for sale or exchange treatment. The redemption of fractional shares from a minority shareholder in a recapitalization is generally considered to be a meaningful reduction in interest or otherwise eligible for sale or exchange treatment. Therefore, minority shareholders are generally expected to recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s tax basis of the pre-Reverse Stock Split shares of our common stock that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the shareholder’s holding period in its pre-Reverse Stock Split shares of our common stock is more than one year as of the Split Effective Time. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

A U.S. shareholder may be subject to information reporting and backup withholding when such holder receives cash in lieu of fractional shares of combined company common stock in the Reverse Stock Split. Certain U.S. shareholders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. shareholder will be subject to backup withholding if such holder is not otherwise exempt and:

●	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	the holder furnishes an incorrect taxpayer identification number;

●	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. Our U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Appraisal or Dissenters’ Rights

Pursuant to the MBCA, shareholders are not entitled to appraisal rights or dissenter’s rights with respect to any proposal to be presented at the Annual Meeting, including the approval of a Reverse Stock Split Proposal.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 5: REVERSE STOCK SPLIT PROPOSAL

Proposal No. 6

AUTHORIZED SHARE AMENDMENT proposal

Overview

We are asking our shareholders to approve an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock from 112,500,000 to 2,000,000,000 (or, if the June 2024 Reverse Stock Split is implemented as discussed below, from 7,500,000 to 133,333,333), subject to a proportional downward adjustment for any further reverse stock split that is approved and implemented. Our Board of Directors believes that the authorized share increase is necessary to maintain flexibility to issue shares of common stock for future corporate needs.

With respect to the Authorized Share Amendment Proposal, the outstanding share of the Series B preferred stock is entitled to 5,000,000,000 votes on such proposal, which is referred to as supermajority voting; however, the votes by the holder of the Series B Preferred Stock will be counted in the same “mirrored” proportion as the aggregate votes cast by the holders of our common stock who vote on this proposal. For example, if 50.5% of the shares of common stock voted in person or by proxy at the Annual Meeting are voted FOR this Proposal 6, then we will count 50.5% of the votes cast (or 2,525,000,000 votes) by the holder of the Series B Preferred Stock as votes FOR this Proposal 6. Holders of common stock and preferred stock will vote on the Authorized Share Amendment Proposal as a single class.

If approved, the additional authorized shares of our common stock would have rights identical to our current issued and outstanding shares of common stock. Issuance of the additional shares of common stock would not affect the rights of the holders of our issued and outstanding shares of common stock, except for effects incidental to any increase in the number of shares of common stock issued and outstanding, such as dilution of earnings per share and voting rights. Under our Articles of Incorporation, holders of our common stock do not have preemptive rights.

Reasons for the Recommendation of the Board of Directors

Common Stock Information as of May 2024

As of May 28, 2024, our Amended and Restated Articles of Incorporation authorized the issuance of up to 112,500,000 shares of common stock and 3,000,000 shares of preferred stock. As of May 23, 2024, we had 14,514.58 shares of Series A convertible preferred stock and one share of Series B preferred stock issued and outstanding; the proposed share increase would not affect the number of authorized shares of preferred stock.

As of May 23, 2024, we estimate that the following shares of common stock were issued or reserved for future issuance:

●	108,546,773 shares were issued and outstanding;

●	412,925 shares were available for issuance under the 2022 Employee Stock Purchase Plan;

●	663,108 shares were reserved for issuance upon the settlement of outstanding restricted stock units; and

●	271,089 shares were available for grant under the 2022 Equity Incentive Plan.

In addition, under the securities purchase agreement relating to the private placement transaction (the “PIPE Offering”) we completed on March 28, 2022, we are obligated to maintain a required minimum reserve of at least 200% of the number of shares issuable upon conversion or exercise of the Series A convertible preferred stock and common stock warrants from the authorized shares of our common stock. So long as a warrant remains outstanding, we are obligated to at all times keep reserved for issuance a number of shares of common stock at least equal to 200% of the maximum number of shares of common stock as are issuable upon exercise of the outstanding warrants without regard to any limitations on exercise. Our Series A convertible preferred stock and the common stock warrants issued in the PIPE Offering have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price, if we issue equity securities at a price less than the conversion or exercise price at the time of such issuance.

As previously disclosed, on February 5, 2024, we entered into a securities purchase agreement with certain institutional investors (the “Purchasers”) for the sale by the Company of 2,702,703 shares of our common stock, in a registered direct offering (the “Direct Offering”). The Purchasers in this offering agreed to purchase, and the Company agreed to sell, such shares at a purchase price per share of $0.37. In connection with the Direct Offering, the Company also entered into a Limited Waiver and Amendment (the “Waiver”), dated February 5, 2024, with the Purchasers with respect to up to 50% of the shares of Series A convertible preferred stock issued pursuant to the Certificate of Designation of Preferences, Rights and Limitations of our Series A convertible preferred stock, previously filed with the State of Minnesota on March 25, 2022 (the “Certificate of Designation”). The Certificate of Designation and the Company’s outstanding common stock purchase warrants, dated March 22, 2022, have anti-dilution provisions that would increase the number of shares issuable upon conversion or exercise, and lower the conversion or exercise price of our Series A convertible preferred stock and our common stock purchase warrants, respectively, if the Company issues equity securities at a price less than the current conversion or exercise price of our Series A convertible preferred stock and our common stock purchase warrants, respectively, at the time of such issuance. The anti-dilution provisions of the Certificate of Designation and our common stock purchase warrants reset (a) the conversion price of our Series A convertible preferred stock to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance and (b) the exercise price of our common stock purchase warrants to the lower of the effective price per share of the subsequent equity sale or the lowest volume weighted average price of the common stock during the five consecutive trading days immediately following the public announcement of the execution of the dilutive issuance with the number of shares of the common stock issuable under our common stock purchase warrants increasing such that the aggregate exercise price payable under our common stock purchase warrants, after taking into account the decrease in the exercise price, is equal to the aggregate exercise price prior to the anti-dilution adjustment.

As a result of the Direct Offering and in accordance the anti-dilution provisions of the Certificate of Designation and our common stock purchase warrants, the conversion price of our Series A convertible preferred stock and the exercise price of our common stock purchase warrants would adjust to the lower of (i) $0.37 or (ii) the lowest volume weighted average price of our common stock during the five consecutive trading days immediately following the public announcement of the Direct Offering and the number of shares of the Common Stock issuable under our common stock purchase warrants would increase proportionally. In connection with the Waiver, the Purchasers agreed to a floor of $0.14 with respect to the adjustment set forth in clause (ii) above. In connection with the Waiver, the Purchasers also agreed to waive future anti-dilution protection with respect to 50% of the shares of our Series A convertible preferred stock held by such Purchaser as of the date of the Waiver and the Company agreed to extend the term of our common stock purchase warrants until March 28, 2029.

As of May 28, 2024, of the $14.5 million stated value of the Series A convertible preferred stock currently outstanding, (a) $14 million is currently convertible to common stock at a conversion price of $0.14 of stated value per share of common stock (i.e., 100,000,000 shares of common stock) and (b) $0.5 million is convertible to common stock at a conversion price of $0.14 of stated value per share of common stock (i.e., 3,675,572 shares of common stock in the aggregate) due to the anti-dilution protection set forth in the Waiver with respect to 50% of the shares of our Series A convertible preferred stock held by the Purchasers. In addition, warrants issued in the PIPE Offering to purchase 233,597,180 shares of common stock are exercisable at a weighted average of $0.14 share. All of these securities are subject to anti-dilution adjustments in certain events. Our closing price on The Nasdaq Capital Market on May 10, 2024 was $0.07. We would require at least 655,601,023 additional authorized shares of common stock to satisfy our obligations to the holders of the Series A convertible preferred stock and warrants issued in the PIPE Offering under these circumstances.

Effect of June 2024 Reverse Stock Split

In addition, as previously disclosed, the Board has approved the implementation of a reverse stock split pursuant to the Prior Reverse Stock Split Approval, at the maximum ratio under the approved range of 1-for-15, currently expected to be effective on or about June 6, 2024. In connection with the June 2024 Reverse Stock Split, the number of authorized shares of our common stock would be reduced proportionately based on 1-for-15 ratio. As a result, our Amended and Restated Articles of Incorporation would authorize the issuance of up to 7,500,000 shares of common stock (the current 112,500,000 shares divided by 15). The June 2024 Reverse Stock Split would not affect the number of authorized or outstanding shares of preferred stock.

Based on amounts as of May 23, 2024, giving effect to the June 2024 Reverse Stock Split, we estimate that the following shares of split-adjusted common stock would be issued or reserved for future issuance:

●	7,236,451 shares would be issued and outstanding;

●	27,528 shares would be available for issuance under the 2022 Employee Stock Purchase Plan;

●	44,207 shares would be reserved for issuance upon the settlement of outstanding restricted stock units; and

●	18,072 shares would be available for grant under the 2022 Equity Incentive Plan.

In addition, if the June 2024 Reverse Stock Split is effected as planned, the number of shares of common stock issuable upon conversion of the Series A convertible preferred stock and issuable upon exercise of the outstanding warrants, and the conversion price of the Series A convertible preferred stock and the exercise price of the warrants, will be adjusted proportionately based on the 1-for-15 ratio.

Basis for Proposal

As previously disclosed, on May 16, 2024, the Company received a notice (the “May Notice”) from the Staff informing the Company that it no longer complies with the requirement under Nasdaq Listing Rule 5550(b)(1) to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Rule”) because the Company reported stockholders’ equity of negative $11.2 million in its Form 10-Q for the period ended March 31, 2024, and, as of the date of the May Notice, the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. Accordingly, the May Notice indicated that this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

The Notice provides in its formal notification that the Nasdaq Hearings Panel (the “Panel”) will consider this matter in their decision regarding the Company’s continued listing on the Nasdaq Capital Market. The Company presented its views with respect to this additional deficiency to the Panel in writing on May 23, 2024. In particular, the Company believes that, if the increase in the number of authorized shares of our common stock as proposed by this Proposal 6 is approved by our shareholders at the Annual Meeting, the Company would be able to reclassify the Series A Preferred Stock from mezzanine equity to stockholders' equity in its financial statements, which would result in compliance with the Stockholders' Equity Rule.

In addition to satisfying our conversion obligations, our Board believes that it is important for us to have additional authorized shares of common stock for the 2022 Equity Incentive Plan to provide sufficient reserved shares for a level of grants that will attract, retain, and motivate employees and other service providers to our Company, as well as to have additional available shares of common stock for the 2022 Employee Stock Purchase Plan to encourage stock ownership by our employees.

Further, our Board believes it is important for our Company to have available for issuance a number of authorized shares of common stock sufficient to support our growth and to provide flexibility for future corporate needs that may be identified by the Board in the future, including, if needed, for financing our business, for acquiring other businesses, and for forming strategic partnerships and alliances. Accordingly, to the extent any authorized shares are not used to satisfy our conversion obligations under our Series A convertible preferred stock and warrants, we would retain them for such potential uses in the future; provided, that, we currently have no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes except in connection with equity compensation plans. Approving an Authorized Share Amendment Proposal may help the Company in future capital raises. An increase in the number of authorized shares of the Company's common stock also would be utilized to assist the Company in regaining compliance with the Stockholders' Equity Rule, as discussed above. There can be no assurances that the Company will be able to regain compliance with the Stockholders’ Equity Rule at all or by applicable deadlines. If the Company is unable to regain or maintain compliance with these Nasdaq requirements, its common stock will be delisted from Nasdaq.

After careful consideration, our Board approved the amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of our common stock from 112,500,000 to 2,000,000,000 (or, if the June 2024 Reverse Stock Split is implemented, from 7,500,000 to 133,333,333), subject to a proportional downward adjustment for any reverse stock split (as further described below). This increase was designed to provide us with sufficient authorized but unissued and unreserved shares of common stock to allow the reservation of 655,601,023 additional authorized and unreserved shares to permit the reset of the conversion price of our Series A convertible preferred stock to $0.07 or $0.14 (for preferred shares held by the Purchasers), as applicable, which would lead to a corresponding increase to the shares of common stock issuable upon conversion of the Series A convertible preferred stock to 203,675,570 shares, and the adjustment of the warrants to purchase common stock issued in the PIPE Offering to an exercise price of $0.07 per warrant, which would lead to a corresponding increase to the shares of common stock issuable upon exercise of the warrants to 454,531,558 shares, as well as to increase our additional authorized but unissued and unreserved shares by approximately 1110% of our authorized shares, which is 1,248,237,352 shares. We note that the issuance of common stock upon conversion of the Series A convertible preferred stock and exercise of the warrants in connection with the PIPE Offering was approved by our shareholders at our special meeting of shareholders in March 2022.

Proportional Downward Adjustment to Authorized Shares for Any Reverse Stock Split

If we implement a reverse stock split pursuant to the Reverse Stock Split Proposal, if approved, then the incremental increase in the number of authorized shares of our common stock pursuant to the Authorized Share Amendment Proposal shall be adjusted proportionally downward at the same ratio as such reverse stock split. For example, if this Authorized Share Amendment Proposal is approved, and if we were to effect the Reverse Stock Split at a ratio of 1-for-200, then the increase in the number of authorized shares of our common stock would be 9,437,500, instead of 1,887,500,000 (or, if the June 2024 Reverse Stock Split is implemented, the increase would be 629,166 instead of 125,833,333), in each case due to the proportional reduction by a factor of 200. Alternatively, if we do not effect a reverse stock split pursuant to the Reverse Stock Split Proposal, then the approval of this Authorized Share Amendment Proposal would increase our authorized shares of common stock to 2,000,000,000 (or, if the June 2024 Reverse Stock Split is implemented, 133,333,333) with no proportional adjustment, which the Board believes is warranted based on the factors discussed above.

Potential Effects of the Authorized Share Amendment

The increase in the number of authorized shares of our common stock will not have any immediate effect on the rights of existing shareholders. However, because the holders of our common stock do not have any preemptive rights, future issuance of shares of common stock or securities exercisable for or convertible into shares of common stock could have a dilutive effect on our earnings per share, book value per share, voting rights of shareholders and could have a negative effect on the price of our common stock.

Our Board has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company. Under certain circumstances, however, the additional authorized shares could be used in a manner that has an anti-takeover effect. For example, the additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of our company or could be issued to persons allied with the Board or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal.

Accordingly, if the authorized share increase is approved by shareholders, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder or group of holders of a large block of common stock, or the replacement or removal of one or more directors or members of management.

Appraisal or Dissenters’ Rights

Pursuant to the MBCA, our shareholders are not entitled to appraisal rights or dissenter’s rights with respect to the Authorized Share Amendment Proposal.

Effectiveness of Amendment

If this Proposal is approved by our shareholders, the amendment to the Company’s Amended and Restated Articles of Incorporation will become effective upon the filing of articles of amendment with the Minnesota Secretary of State or such later effective date and time as specified in the articles of amendment in accordance with Minnesota law.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 6: AUTHORIZED SHARE AMENDMENT PROPOSAL

PROPOSAL No. 7
EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL

Overview

Proposal No. 7 is to approve an amendment to the Pineapple Energy Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”) to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan.

On January 24, 2022, our Board of Directors approved the 2022 Equity Incentive Plan, subject to shareholder approval, and on March 16, 2022, our shareholders approved the 2022 Equity Incentive Plan. The 2022 Equity Incentive Plan became effective on March 28, 2022.

On May 16, 2024, our Board of Directors, based on the recommendation of the Compensation Committee, approved the following amendments to the 2022 Equity Incentive Plan, subject to shareholder approval:

●	an increase in the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan from 1,250,000 to 10,000,000; and

●	an increase in the number of shares of common stock that can be issued as incentive stock options under the 2022 Equity Incentive Plan from 1,250,000 to 10,000,000;

(collectively, the “Plan Amendments”). A copy of the 2022 Equity Incentive Plan, as proposed to be amended, is attached to this proxy statement as Appendix B and is marked to show the proposed Plan Amendments.

If the June 2024 Reverse Stock Split is implemented as planned, the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares of common stock that can be issued as incentive stock options under the 2022 Equity Incentive Plan, will be adjusted for the June 2024 Reverse Stock Split from 1,250,000 to 83,333. In such case, if this Proposal 7 is approved, the increase in both of such amounts will also be split adjusted for the June 2024 Reverse Stock Split as follows:

●	the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan would increase from 83,333 to 666,666; and

●	the number of shares of common stock that can be issued as incentive stock options under the 2022 Equity Incentive Plan would increase from 83,333 to 666,666.

Factors Considered in Setting Size of Requested Share Reserve Increase

The Compensation Committee believes the following are key reasons to vote in favor of the Plan Amendments:

●	Equity awards are a key part of our compensation program. We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees, directors and consultants, (ii) aligns our employees’ interests with the interests of our other shareholders, and (iii) preserves our cash resources. We compete for talent in an extremely competitive industry, often with larger companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

●	Equity awards incentivize the achievement of key business objectives and increases in shareholder value. We believe that equity awards will continue to be critical to our success and that they play an important role in incentivizing employees across our company to achieve our key business objectives and drive increases in shareholder value.

●	The 2022 Equity Incentive Plan provides necessary flexibility to the Board. Specifically, the 2022 Equity Incentive Plan provides for the grant of non-qualified and incentive stock options, full value awards, and other stock-based incentive awards. The flexibility inherent in the plan permits the Board to change the type, terms and conditions of awards as circumstances may change. We believe that this flexibility and the resulting ability to more affirmatively adjust the nature and amounts of executive compensation are particularly important for a public company such as ours, given the volatility of the public markets and reactions to economic and world events. Equity compensation, which aligns the long-term interests of both executives and our shareholders, is an important tool for the Compensation Committee which without the shareholder approval of the Plan Amendments will not be available to our Compensation Committee in any meaningful way.

The Compensation Committee has recently reviewed the number of shares available for issuance under the 2022 Equity Incentive Plan, which was approximately 271,089 shares as of May 10, 2024. The Compensation Committee determined that such number would likely be insufficient to meet our anticipated ongoing retention and recruiting needs.

In setting the number of additional shares to be available for issuance under the Plan Amendments, we considered our estimated competitive usage needs going forward for existing employees and potential new hires for approximately the next one to three years, with such timing dependent on a variety of factors, including the price of our shares and hiring activity during the next few years, forfeitures of outstanding awards, and noting that future circumstances may require us to change our current equity grant practices. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2022 Equity Incentive Plan could last for a shorter or longer time.

Based on these considerations, an additional 8,750,000 shares are being proposed to be made available for issuance under the 2022 Equity Incentive Plan, which the Compensation Committee believes represents an appropriate increase at this time.

As of May 23, 2024, our dilution (calculated as the number of shares available for grant under the 2022 Equity Incentive Plan divided by the total number of fully diluted shares outstanding) was approximately 0.1%. If the Plan Amendments are approved, the potential dilution from issuances authorized under the 2022 Equity Incentive Plan as of May 23, 2024 would increase to approximately 4.2%. While we acknowledge the potential dilutive effect of stock-based compensatory awards, the Board and the Compensation Committee believe that the performance and motivational benefits that can be achieved from offering such awards outweigh this potential dilutive effect.

The Compensation Committee believes that the ability to provide equity compensation to our executives and other employees and consultants has been, and will continue to be, essential to our ability to continue to attract, retain and motivate talented employees. The Compensation Committee believes that equity-based compensation is a key feature of a competitive compensation program. Further, equity-based compensation awards help align our employees’ and consultants’ interests with those of our shareholders.

Key Compensation Practices

The 2022 Equity Incentive Plan includes a number of features that we believe are consistent with the interests of our shareholders and sound corporate governance practices:

●	No Discounted Stock Options or SARs. Stock options and stock appreciation rights (“SARs”) may not be granted with an exercise price lower than the fair market value of the underlying shares on the date of grant.

●	No Repricings. The 2022 Equity Incentive Plan prohibits any stock option or stock appreciation right from being re-priced, replaced, re-granted through cancellation, or modified without shareholder approval if the effect would be to reduce the exercise or strike price, as applicable, for the shares underlying the option or stock appreciation right.

●	No “Evergreen” Provision. There is no “evergreen” feature pursuant to which the shares available for issuance under the 2022 Equity Incentive Plan can be automatically replenished.

●	No Liberal Share Recycling. The following shares will not be added back to the 2022 Equity Incentive Plan’s share reserve: any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards; shares that we repurchase using option exercise proceeds; and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

●	Minimum Vesting or Performance Period for All Awards. A minimum vesting or performance period of one year is prescribed for all awards, subject to limited exceptions.

●	No Transferability. Awards granted under the 2022 Equity Incentive Plan generally may not be transferred, except by will or the laws of descent and distribution, or if approved by the Committee, by gift to a family member, or pursuant to a qualified domestic relations order.

●	No Automatic Grants. The 2022 Equity Incentive Plan does not provide for “reload” or other automatic grants to participants.

●	No Tax Gross-ups. The 2022 Equity Incentive Plan does not provide for any tax gross-ups.

●	Limits on Dividends and Dividend Equivalents. The 2022 Equity Incentive Plan prohibits the payment of dividend equivalents on stock options and SARs, and requires that any dividends and dividend equivalents payable or credited on unvested awards other than options and SARs (“full value awards”) must be subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate.

●	Compensation Recovery (“Clawback”). The 2022 Equity Incentive Plan provides that all awards granted under the 2022 Equity Incentive Plan will be and remain subject to any incentive compensation or clawback or recoupment policy that may be adopted by the Board or required by applicable law.

●	No Single Trigger Vesting upon a Change in Control. The 2022 Equity Incentive Plan provides for vesting of time-based equity awards or performance-based equity awards based on both (1) the occurrence of a change in control and (2) an accompanying involuntary termination of service without cause within 24 months after the change in control (unless the awards are not continued, assumed, or replaced in connection with a corporate transaction, in which case they will accelerate upon the change in control).

●	No Liberal Definition of “Change in Control.” No change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any board assessment that a change in control may be imminent.

Description of 2022 Equity Incentive Plan

The material features of the 2022 Equity Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2022 Equity Incentive Plan, which is attached to this proxy statement as Appendix B and is marked to show the proposed Plan Amendments.

Purpose of the Plan. The purpose of the 2022 Equity Incentive Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors and consultants of the Company and its affiliates, promoting the creation of long-term value for the shareholders of the Company by closely aligning the interests of such individuals with those of our shareholders. The 2022 Equity Incentive Plan authorizes the award of stock-based incentives to selected employees, officers, directors and consultants of the Company to encourage such persons to expend the maximum effort in the creation of shareholder value.

Eligible Participants. Employees and officers of, and consultants and advisors to, the Company or any affiliate, as well as all non-employee directors of the Company, are eligible to receive awards under the 2022 Equity Incentive Plan. As of May 10, 2024, there were approximately 200 employees (including three executive officers) and five non-employee directors who are eligible to receive awards under the 2022 Equity Incentive Plan.

Administration. The 2022 Equity Incentive Plan is administered by the Compensation Committee (such committee being referred to throughout this section as the “Committee”). To the extent consistent with applicable law, the Committee may delegate its authority under the 2022 Equity Incentive Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of the Board comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons, agents or advisors.

The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, the terms and conditions of the awards and the manner in which the awards are paid or settled. The Committee may also (i) adopt sub-plans or special provisions applicable to awards, (ii) cancel or suspend an award, accelerate the vesting or extend the exercise period of any award (subject to certain limitations), or otherwise amend the terms and conditions of outstanding awards to the extent permitted under the 2022 Equity Incentive Plan, (iii) establish, modify or rescind rules to administer the 2022 Equity Incentive Plan, interpret the 2022 Equity Incentive Plan and any related award agreement, reconcile any inconsistency, correct any defect or supply any omission in the 2022 Equity Incentive Plan, (iv) grant substitute awards under the 2022 Equity Incentive Plan, and (v) require or permit the deferral of the settlement of an award and establish the terms and conditions of any such deferral. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant whose rights would be materially adversely impaired by such an amendment must consent to it.

Subject to certain limits in the 2022 Equity Incentive Plan, the Committee may also establish sub-plans or modify the terms of awards under the 2022 Equity Incentive Plan with respect to participants who reside outside of the United States or are employed by a non-U.S. subsidiary in order to comply with local legal requirements or otherwise meet the objectives of the 2022 Equity Incentive Plan.

Except in connection with equity restructurings and corporate transactions for which share adjustments are specifically authorized, the 2022 Equity Incentive Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Available Shares and Limitations on Awards.

Currently, the number of shares of common stock that may be the subject of awards issued under the 2022 Equity Incentive Plan is 1,250,000. The Plan Amendments would increase that amount to 10,000,000 shares (or, if the June 2024 Reverse Stock Split is implemented as planned, the increase would be from 83,333 to 666,666). The 2022 Equity Incentive Plan also provides that any shares of common stock subject to an award that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the shares of common stock subject to such award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for awards under the 2022 Equity Incentive Plan. However, the 2022 Equity Incentive Plan provides that the following shares shall not again become available for awards or replenish the share reserve: (i) shares tendered (either actually or by attestation) by the participant or withheld by us in payment of the exercise price of a stock option, (ii) shares tendered (either actually or by attestation) by the participant or withheld by us to satisfy any tax withholding obligation with respect to an award, (iii) shares repurchased by us with proceeds received from the exercise of a stock option, and (iv) shares subject to a stock appreciation right award that are not issued in connection with the stock settlement of that award upon its exercise.

The aggregate value of stock-based awards granted under the 2022 Equity Incentive Plan to any non-employee director in respect of any calendar year with respect to their service as a non-employee director (excluding one-time awards made to a non-employee director in connection with their initial appointment to the Board, which may not exceed $500,000) may not exceed $500,000, determined based on the fair market value of such awards as of the date of grant for restricted stock, stock unit and other stock-based awards, and based on the grant date fair value for accounting purposes for stock options and stock appreciation rights.

Share Adjustment Provisions. If certain transactions with our shareholders occur that cause the per share value of the combined company’s common stock to change, such as stock splits, spin-offs, stock dividends or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust, to the extent it deems appropriate, (i) the class of shares issuable and the maximum number and kind of shares subject to the 2022 Equity Incentive Plan, (ii) outstanding awards as to the class, number of shares and price per share, and (iii) award limitations prescribed by the 2022 Equity Incentive Plan. Other types of transactions may also affect the common stock, such as reorganizations, mergers or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2022 Equity Incentive Plan, the Committee will make such adjustments as it may deem equitable.

Minimum Vesting Periods. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of not less than one year. These minimum vesting and performance periods will not apply: (i) upon certain specified instances of a change in control, (ii) upon termination of service due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) to awards granted in payment of or in exchange for other compensation that is already earned and payable, and (v) to awards involving an aggregate number of shares not in excess of 5% of the 2022 Equity Incentive Plan’s share reserve. For purposes of awards made to non-employee directors, a vesting period will be deemed to be one year if it runs from the date of one annual meeting of the company’s shareholders to the date of the next annual meeting of the company’s shareholders.

Types of Awards. The 2022 Equity Incentive Plan permits us to award stock options, stock appreciation rights or “SARs”, restricted stock awards, stock unit awards and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Options. Employees of our company or any subsidiary may be awarded options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be awarded options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. “Fair market value” under the 2022 Equity Incentive Plan as of any date means, if the shares of our common stock are readily tradable on an established securities market, then fair market value will be the closing sales price for a share of common stock on the principal securities market on which it trades on the date for which it is being determined, or if no sale of shares occurred on that date, on the next preceding date on which a sale of shares occurred, as reported by such principal securities market. The closing sale price of our common stock on May 10, 2024 was $0.06 per share.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding shares otherwise issuable to the participant upon exercise of the option or by delivery to the company of shares (by actual delivery or attestation) already owned by the participant (in either case, such shares having a fair market value as of the date the option is exercised equal to the purchase price of the shares being purchased).

 An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2022 Equity Incentive Plan is 1,250,000, and is proposed to be increased to 10,000,000 pursuant to the Plan Amendments (or, if the June 2024 Reverse Stock Split is implemented as planned, the increase would be from 83,333 to 666,666).

Stock Appreciation Rights. A SAR award provides the right to receive a payment from us, in the form of shares of our common stock, cash or a combination of both, equal to the difference between (i) the fair market value of a specified number of shares of our common stock on the date of exercise of the SAR, and (ii) the aggregate exercise price under the SAR of that number of shares of common stock. SARs will be subject to such terms and conditions, consistent with the other provisions of the 2022 Equity Incentive Plan, as may be determined by the Committee. The Committee will have the sole discretion to determine the form in which payment of SARs will be made to a participant.

The exercise price per share of common stock of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. A SAR award will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no SAR award may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until an award vests, the shares subject to the award are subject to restrictions and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously employed by, or in the service of, us or a subsidiary of ours for a certain period or that we, or any of our subsidiaries or business units or the participant satisfy specified performance criteria.

Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times and in such installments as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the 2022 Equity Incentive Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.

Other Stock-Based Awards. The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2022 Equity Incentive Plan. The Committee has discretion in determining the terms and conditions of such awards.

Term of the 2022 Equity Incentive Plan. Unless terminated earlier, the 2022 Equity Incentive Plan will terminate on March 28, 2032. Awards outstanding under the 2022 Equity Incentive Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2022 Equity Incentive Plan unless otherwise provided in the applicable agreements. The Board of Directors may suspend or terminate the 2022 Equity Incentive Plan at any time.

Amendment of the Plan. The Board of Directors may amend the 2022 Equity Incentive Plan from time to time, but no amendments to the 2022 Equity Incentive Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules, including shareholder approval for any amendment that seeks to modify the prohibition on underwater option or SAR re-pricing discussed above.

Termination, suspension or amendment of the 2022 Equity Incentive Plan will not adversely affect any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.

Transferability of Awards. In general, no right or interest in any award under the 2022 Equity Incentive Plan may be assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.

Change in Control. If a change in control of our company that involves a corporate transaction occurs, then the consequences will be as described below unless the Committee provides otherwise in an applicable award or other agreement with a participant. If outstanding awards are continued, assumed or replaced by the surviving or successor entity in connection with a corporate transaction, and if within twenty-four months after the corporate transaction a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and will remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. To the extent vesting of any award continued, assumed or replaced is subject to satisfaction of specified performance goals, those goals shall be deemed to be achieved as of the date of the corporate transaction at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such termination of service.

If any outstanding award is not continued, assumed or replaced in connection with a change in control involving a corporate transaction, then (i) all outstanding options and SARs will become fully vested and exercisable for a period of time prior to the effective time of the corporate transaction and will then terminate at the effective time of the corporate transaction, and (ii) all full value awards will fully vest immediately prior to the effective time of the corporate transaction. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the corporate transaction. Alternatively, if outstanding awards are not continued, assumed or replaced, the Committee may elect to cancel such awards at or immediately prior to the effective time of the corporate transaction in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the corporate transaction for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment).

Unless otherwise provided in an applicable award agreement or another written agreement, in the event of a change in control of the company that does not involve a corporate transaction, if within twenty-four months after the change in control a participant’s employment or other service is involuntarily terminated without cause, (i) each of the participant’s outstanding options and SARs will become fully vested and exercisable and remain exercisable for one year, and (ii) each of the participant’s unvested full value awards will fully vest. For these purposes, a performance-based award will be considered fully vested at the target level of performance and the vested portion of the award at that level of performance is proportionate to the portion of the performance period that has elapsed prior to the participant’s termination of service.

For purposes of the 2022 Equity Incentive Plan, the following terms have the meanings indicated:

●	a “change in control” generally refers to the acquisition by a person or group of beneficial ownership of more than 50% of the combined voting power of our voting securities, our continuing directors ceasing to constitute a majority of the board of directors, or the consummation of a corporate transaction as defined below (unless immediately following such corporate transaction all or substantially all of our previous holders of voting securities beneficially own more than 50% of the combined voting power of the resulting entity in substantially the same proportions); and

●	a “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of our assets, or (ii) a merger, consolidation, share exchange, or similar transaction involving us, regardless of whether we are the surviving entity.

Effect of Termination of Service. Unless otherwise set forth in an applicable award agreement or other written agreement, if a participant ceases to be employed by or provide other services to us and our affiliates, awards under the 2022 Equity Incentive Plan will be treated as set forth in the plan. Upon termination for cause or upon conduct that would constitute cause during any post-termination exercise period, all unexercised option and SAR awards and all unvested portions of any other outstanding awards will be immediately forfeited without consideration. If a participant’s service is terminated due to his or her death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination for any reason other than death, disability or cause, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration and the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of such termination. However, if a participant thereafter dies during such three-month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination.

Under the 2022 Equity Incentive Plan, “cause” is defined as, unless otherwise defined in a then-effective written agreement (including an award agreement), (i) the participant’s failure or refusal to perform satisfactorily the duties reasonably required (other than by reason of disability) in any material respect; (ii) the participant’s material violation of any law, rule, regulation, or court order, including any commission of, indictment for or conviction of any crime that constitutes a felony or other similar category of crime outside the United States; (iii) conduct of the participant, in connection with their employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of our company or any of our affiliates; (iv) a material violation of the policies applicable to the participant, including but not limited to, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or policy statements or any breach of any fiduciary duty or non-solicitation, non-competition or similar obligation owed to us; (v) the participant’s act(s) of gross negligence or willful misconduct in the course of their employment or service; or (vi) misappropriation by the participant of any assets or business opportunities of ours.

Clawback. The 2022 Equity Incentive Plan provides that, unless otherwise determined by the Committee or provided in an award agreement, all awards granted under the 2022 Equity Incentive Plan shall be and remain subject to any incentive compensation or clawback or recoupment policy currently in effect, as may be adopted by the Board or as may be required by applicable law, and, in each case, as may be amended from time to time.

Deferral of Payouts. The Committee may permit or require the deferral by a participant of the receipt of shares or cash in settlement of any full value award under the 2022 Equity Incentive Plan, and will prescribe the terms, conditions and procedures for such deferrals. Shares to effect the settlement of any such deferral will be drawn from and charged against the 2022 Equity Incentive Plan’s share reserve.

U.S. Federal Income Tax Consequences of Awards

The following is a summary of the principal United States federal income tax consequences to our company and to participants subject to U.S. taxation with respect to awards granted under the 2022 Equity Incentive Plan, based on current statutes, regulations and interpretations.

Non-Qualified Stock Options. If a participant is granted a non-qualified stock option under the 2022 Equity Incentive Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The combined company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2022 Equity Incentive Plan, the participant will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the combined company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2022 Equity Incentive Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2022 Equity Incentive Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

New Plan Benefits

Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2022 Equity Incentive Plan, as proposed to be amended, other than with respect to non-employee directors. Under the compensation program for our non-employee directors, each of our non-employee directors receives an annual award of restricted stock units with a value equal to $36,000.

For illustrative purposes only, the following table sets forth the awards received by the individuals and groups listed below under the 2022 Equity Incentive Plan through May 23, 2024:

Name	Number of Shares Subject to Awards (#)
Kyle Udseth	334,991
Eric Ingvaldson	89,286
Kristin Hlavka	104,046
All current executive officers as a group	528,323
All non-employee directors as a group	166,140
All employees, other than executive officers, as a group	279,565

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 7: EQUITY INCENTIVE PLAN AMENDMENT PROPOSAL

PROPOSAL NO. 8
ADJOURNMENT PROPOSAL

We are asking shareholders to approve a proposal to permit us to adjourn or postpone the Annual Meeting for the purpose of soliciting additional proxies in the event that, at the Annual Meeting, there are insufficient votes to approve any of the proposals (the “Adjournment Proposal”).

In this Adjournment Proposal, we are asking you to authorize the holder of any proxy solicited by our Board to vote in favor of adjourning the Annual Meeting, and any later adjournments, to another time and place. If our shareholders approve the Adjournment Proposal, we could adjourn the Annual Meeting, and any adjourned session of the Annual Meeting, to a later date and use the additional time to solicit additional proxies in favor of the other proposals, including the solicitation of proxies from holders of our common stock that have previously voted against any of the proposals. If the Adjournment Proposal is approved, we could adjourn the Annual Meeting without a vote on the proposals even if we had received proxies representing votes against such proposal such that it would not be approved by the vote required and seek to convince the holders of those shares to change their votes to votes in favor of such proposal. If you have previously submitted a proxy on any proposal and wish to revoke it upon adjournment or postponement of the Annual Meeting, you may do so.

The length of time the Annual Meeting is adjourned or postponed will depend on the circumstances and will be determined by the Company. If the Annual Meeting is adjourned for more than 120 days after the date fixed for the original meeting date, we will be required to provide our shareholders with formal notice of the adjourned meeting.

Our Board believes that if the number of shares of our common stock present or represented at the Annual Meeting is insufficient to approve any of the other proposals, it is in the best interests of our shareholders to enable us, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve these proposals.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 8: ADJOURNMENT PROPOSAL

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth ownership of the Company’s common stock by (i) each person known by the Company to own of record or beneficially 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) each of the Named Executive Officers of the Company, and (iv) all executive officers and directors of the Company as a group, in each case based upon information available as of May 23, 2024 (unless otherwise noted). Percentage ownership is based on 108,546,773 shares of our common stock outstanding as of May 23, 2024. Unless otherwise stated, the address of each person is 10900 Red Circle Drive, Minnetonka, MN 55343.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding
Roger H.D. Lacey	58,236	*
Kyle Udseth	24,496	*
Marilyn Adler	15,190	*
Thomas J. Holland	37,810	*
Scott M. Honour	15,233	*
Randall D. Sampson (2)	235,391	*
Scott Maskin	547,105	*
Eric Ingvaldson	39,957	*
Kristin Hlavka	39,642	*
All executive officers and directors as of May 23, 2024 as a group (8 persons)	988,564	*

____________________

*Less than one percent

(1)	Includes the following number of shares allocated to the accounts of the following participants in the ESOP, as of May 10, 2024: Mr. Lacey, 1,824 shares; Ms. Hlavka, 2,420 shares; and all current directors and executive officers as a group, 4,244 shares.

(2)	Mr. Sampson has or shares voting and dispositive power over: (i) 47,085 shares of common stock owned by Mr. Sampson individually; (ii) 12,844 shares of common stock owned jointly by Mr. Sampson and his spouse; (iii) 170,333 shares of common stock held by Sampson Family Real Estate Holdings, LLC, of which Mr. Sampson is the sole manager; and (iv) 5,129 shares of common stock held by the Sampson Family Foundation, a charitable foundation of which Mr. Sampson is one of five directors. The two officers of the Sampson Family Foundation have the authority to vote and dispose of the shares of common stock held by the Sampson Family Foundation. Mr. Sampson is not an officer of the Sampson Family Foundation. Mr. Sampson disclaims beneficial ownership of all of the shares of common stock except those shares he holds individually or jointly with his spouse.

In addition, as of May 23, 2024, there was one outstanding share of Series B Preferred Stock held by Lake Street, which share is entitled to 5,000,000,000 votes per share for only the Reverse Stock Split Proposal and the Authorized Share Amendment Proposal, and one vote per share for each of the director nominees.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are our shareholders will be householding our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker or direct your written request to Corporate Secretary, 10900 Red Circle Drive, Minnetonka, Minnesota 55343. Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

SUBMISSION OF SHAREHOLDER PROPOSALS AND NOMINATIONS

Any shareholder proposal that is intended to be included in the proxy statement for our 2025 Annual Meeting of Shareholders must be received by us at our principal executive offices no later than January 29, 2025, which is 120 calendar days prior to the anniversary of this year’s proxy distribution date. The proposal must comply with SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

In addition, our Bylaws contain advance notice provisions requiring a shareholder who wishes to present a proposal or nominate directors at our next Annual Meeting of Shareholders (which proposal is not intended to be included in the proxy statement for such meeting) to comply with certain requirements, including providing timely written notice thereof in accordance with our Bylaws. To be timely for our 2025 Annual Meeting of Shareholders, any such proposal must be given either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than May 17, 2025 and not earlier than April 17, 2025, which days are not less than 45 days nor more than 75 days prior to the anniversary of the 2024 Annual Meeting date, respectively.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a shareholder who intends to solicit proxies in support of director nominees for election at the 2025 Annual Meeting of Shareholders, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 2, 2025, which is 60 days prior to the anniversary of the 2024 Annual Meeting date.

If our 2025 Annual Meeting of Shareholders is subsequently advanced or delayed by more than 30 calendar days from the anniversary of the 2024 Annual Meeting, we intend to notify shareholders of such change and the new dates and deadlines referred to above.

OTHER MATTERS

Management knows of no other matters that will be presented at the meeting. If any other matters arise at the meeting, it is intended that the shares represented by the proxies will be voted in accordance with the judgment of the persons acting as proxies.

By Order of the Board of Directors,

Roger H.D. Lacey, Chairman

APPENDIX A

PROPOSED AMENDMENT TO THE

FOURTH AMENDED AND RESTATED ARTICLES OF INCORPORATION

ARTICLES OF AMENDMENT
OF PINEAPPLE ENERGY INC.

The undersigned, Chief Executive Officer of Pineapple Energy Inc., a Minnesota corporation (the “Corporation”), hereby certifies that the following Articles of Amendment have been duly adopted by the Corporation’s Board of Directors and shareholders pursuant to the provisions of the Minnesota Business Corporation Act (the “Act”):

1. The name of the Corporation is: Pineapple Energy Inc.

2. Article V (Capital Stock) of the Corporation’s Fourth Amended and Restated Articles of Incorporation, is hereby amended by adding the following new paragraph “SECTION 3” as follows:

SECTION 3. Reverse Stock Split. Effective upon the filing of the Articles of Amendment approved by the shareholders of the Corporation (the “Effective Time”), the issued and outstanding shares of common stock of the Corporation shall be combined on a 1-for-[__] basis such that, at the Effective Time, every [__] shares of common stock outstanding immediately prior to the Effective Time shall be combined into one share of common stock. This reverse stock split will be effected through the exchange and replacement of certificates representing issued and outstanding shares of common stock as of the Effective Time, together with immediate book-entry adjustments to the stock register of the Corporation maintained in accordance with the Act. In the event that the reverse stock split would result in a shareholder being entitled to receive less than a full share of common stock, the fractional share that would so result shall entitle such shareholder to a cash payment in lieu thereof at a price equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of the common stock on Nasdaq on the date of the Effective Time. The par value of each share of issued and outstanding common stock shall not be affected by the reverse stock split.

3. These Articles of Amendment were adopted pursuant to the Act.

In witness whereof, the undersigned has set his hand as of [__], 2024.

Chief Executive Officer

APPENDIX B

PINEAPPLE ENERGY INC.

2022 EQUITY INCENTIVE PLAN

(As proposed to be amended July 1, 2024)

1. Purpose. The purpose of the Plan is to assist the Company in attracting, retaining, motivating and rewarding certain key employees, officers, directors, and consultants of the Company and its Affiliates, promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders. The Plan authorizes the award of stock based incentives to selected Service Providers to encourage such persons to expend the maximum effort in the creation of shareholder value.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any entity that is a Subsidiary of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by the Plan.

(b) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units, or an Other Stock-Based Award.

(c) “Award Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Award Agreement is subject to the terms and conditions of the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate, (i) the Participant’s failure or refusal to perform satisfactorily the duties reasonably required of the Participant by the Company (other than by reason of Disability) in any material respect; (ii) the Participant’s material violation of any law, rule, regulation, or court order, including any commission of, indictment for or conviction of any crime that constitutes a felony or other similar category of crime outside the United States (whether or not involving the Company or any of its Affiliates); (iii) conduct of the Participant, in connection with their employment or service, that has resulted, or could reasonably be expected to result, in material injury to the business or reputation of the Company or any of its Affiliates; (iv) a material violation of the policies of the Company or any of its Affiliates applicable to the Participant, including but not limited to, those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or policy statements of the Company or any of its Affiliates or any breach of any fiduciary duty or non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates; (v) the Participant’s act(s) of gross negligence or willful misconduct in the course of their employment or service with the Company and its Affiliates; or (vi) misappropriation by the Participant of any assets or business opportunities of the Company or any of its Affiliates. If, subsequent to the Participant’s termination of Services for any reason other than Cause it is discovered that the Participant’s Services could have been terminated for Cause, such Participant’s Services shall, at the discretion of the Committee, be deemed to have been terminated for Cause for all purposes under this Plan, and the Participant shall be required to repay to the Company all amounts they received in connection with Awards following such termination of Services that would have been forfeited under the Plan had such termination of Services been by the Company or its Affiliates for Cause. In the event that there is an Award Agreement or other then-effective written agreement between the Company or an Affiliate and a Participant otherwise defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination of Services for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such other agreement are complied with.

(f) “Change in Control” means:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan;

(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 50% or more of the Company’s Voting Securities; or

(D) with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person or Group referenced in clause (A), (B) or (C) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 50% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred. Furthermore, a Change in Control will occur if a Person becomes the beneficial owner of more than 50% of the Company’s Voting Securities as the result of a Corporate Transaction only if the Corporate Transaction is itself a Change in Control pursuant to subsection (f)(3) of this definition.

(2) Individuals who are Continuing Directors cease for any reason to constitute at least a majority of the members of the Board.

(3) A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, all or substantially all of the individuals and entities who were the beneficial owners of the Company’s Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding Voting Securities of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Company’s Voting Securities.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described herein unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(h) “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan, or, in the absence of any such committee, the Board. To the extent necessary to comply with applicable law (including any then-applicable stock exchange rules and regulations), any committee appointed by the Board to administer the Plan shall consist of two or more Non-Employee Directors designated by the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

(i) “Company” means Pineapple Holdings, Inc. (formerly known as Communications Systems, Inc.), a Minnesota corporation, and any successor thereto.

(j) “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s shareholders, was approved by at least a majority of the then Continuing Directors but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of a proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle a proxy contest.

(k) “Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.

(l) “Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(m) “Employee” means an employee of the Company or an Affiliate; provided that, for purposes of an Award that is intended to qualify as an Incentive Stock Option, “Employee” shall mean an employee of the Company or a Subsidiary.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(o) “Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

(p) “Fair Market Value” means the fair market value of a Share determined as follows:

(i) If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market in the United States on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported by such principal securities market; or

(ii) If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(q) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(r) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(s) “Non-Employee Director” means a member of the Board who is not an Employee.

(t) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(u) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(v) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(w) “Plan” means this Pineapple Holdings, Inc. 2022 Equity Incentive Plan, as amended and in effect from time to time.

(x) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

(y) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Unless otherwise determined by the Committee, in the event that a Subsidiary to whom the Participant provides Services ceases for any reason to be an Affiliate of the Company, the Participant shall be deemed to have had a termination of Services for purposes of the Plan effective as of the date of such cessation. Except as otherwise provided in this Plan or any Award Agreement, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any Affiliate in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(z) “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services to the Company or any Affiliate.

(aa) “Share” means a share of Stock.

(bb) “Stock” means the common stock, $0.05 par value per Share, of the Company.

(cc) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(dd) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award Agreement.

(ee) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ff) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(gg) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Award Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Award Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4) granting Substitute Awards under the Plan;

(5) taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

(6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c) Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are located outside of the United States, who are not United States citizens, who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act in writing by a majority of the members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Award Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Sections 4(b), 4(c) and 4(d) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be ~~1,250,000~~ 10,000,000. Shares issued under the Plan may come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(i) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.

(ii) Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(iii) Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the Shares subject to such Award shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan, and (iv) Shares subject to a stock appreciation right award issued under this Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c) Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a).

(d) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals of such acquired company who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the

Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

(f) Limits on Awards to Non-Employee Directors.

(i) The aggregate value of Awards granted under the Plan to any Participant who is a Non-Employee Director in any calendar year, solely with respect to his or her service as a Non-Employee Director on the Board, may not exceed $500,000 (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Restricted Stock and Other Stock-Based Awards, and based on the Grant Date fair value for accounting purposes for Stock Options and Stock Appreciation Rights); and

(ii) the aggregate value of Awards granted under the Plan to any Non-Employee Director in connection with their initial appointment as a Non-Employee Director on the Board may not exceed $500,000 (based on the Fair Market Value of the Shares underlying the Award as of the Grant Date for Restricted Stock and Other Stock-Based Awards, and based on the Grant Date fair value for accounting purposes of Stock Options and Stock Appreciation Rights), which, for the avoidance of doubt, may be in addition to any Awards granted to such Participant under Sections 4(f)(i).

5. Eligibility. Participation in the Plan is limited to Service Providers or prospective Service Providers conditioned upon such individual actually becoming an Employee, Non-Employee Director, or consultant eligible to be a Service Provider, respectively. Incentive Stock Options may only be granted to individuals who are Employees as of the Grant Date of the Incentive Stock Option.

6. General Terms of Awards.

(a) Award Agreement. Each Award shall be evidenced by an Award Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. If an Award Agreement calls for acceptance by the Participant, the Award evidenced by the Award Agreement will not become effective unless acceptance of the Award Agreement in a manner permitted by the Committee is received by the Company within thirty (30) days of the date the Award Agreement is delivered to the Participant. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Award Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i) a Change in Control as provided in Section 12(b)(2), 12(b)(4) or 12(c), (ii) a termination of Service due to death or Disability, (iii) to a Substitute Award that does not reduce the vesting period of the award being replaced, (iv) Awards made in payment of or exchange for other compensation already earned and payable, and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a). For purposes of Awards to Non-Employee Directors, a vesting period will be deemed to be one year if runs from the date of one annual meeting of the Company’s shareholders to the date of the next annual meeting of the Company’s shareholders.

(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Award Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e) Termination of Service. Unless otherwise provided in an applicable Award Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the stated expiration of an Option or SAR Award, as applicable):

(1) Upon termination of Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon termination of Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon termination of Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4) Upon termination of Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f) Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Award Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, (ii) a change in applicable tax laws or accounting principles, or (iii) the Participant’s death or Disability.

(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. For the avoidance of doubt, no dividends or dividend equivalents that are accrued with respect to Shares that are subject to the unvested portion of a Restricted Stock Award or units or other Share equivalents subject to a Stock Unit Award or Other Stock-Based Award will be payable unless and until the corresponding portion of the Restricted Stock Award, Stock Unit Award or Other Stock-Based Award vests, unless expressly provided to the contrary by the Committee. The additional terms of any such dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Award Agreement or in such other agreement, plan or document as the Committee may determine. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. Unless otherwise determined by the Committee, to the extent that any such deferral is effected in accordance with a nonqualified deferred compensation plan, the Share equivalents credited to any such plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and, if settled in Shares, such Shares shall be drawn from and charged against this Plan’s share reserve.

7. Stock Option Awards.

(a) Type and Exercise Price. The Award Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Award Agreement. No Option Award shall be exercisable at any time after its stated expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d) Incentive Stock Options.

(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued as Incentive Stock Option Awards under the Plan shall be ~~1,250,000~~ 10,000,000, subject to adjustment as provided in Section 12(a). No Incentive Stock Option Awards may be granted more than ten years following the earlier to occur of (a) the date on which the Plan was adopted by the Board and (b) the Effective Date of the Plan.

(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3) For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4) No Incentive Stock Option Award may have a term of more than ten years following the Grant Date. If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422 (including, without limitation, the exercise periods that apply following the termination of a Participant’s Service), such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5) The Award Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8. Stock Appreciation Right Awards.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award, an amount in cash and/or Shares equal to all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Award Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of an SAR issued in tandem with an Incentive Stock Option, Code Section 424).

(b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Award Agreement. No SAR Award shall be exercisable at any time after its stated expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Award Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Award Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Award Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Award Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be subject to additional vesting and forfeiture provisions, if so provided by the Committee in the applicable Award Agreement or otherwise) or a combination of cash and Shares as determined by the Committee.

11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Corporate Transactions, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate

Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b) Corporate Transactions. Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction.

(1) Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms, subject to Section 12(b)(4) below. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.

(2) Acceleration. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, and (ii) all outstanding Awards (other than Options and SAR Awards) shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(b)(2) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has elapsed as of the effective time of the Corporate Transaction. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b)(2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.

(3) Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(4) Termination after a Corporate Transaction. If and to the extent that Awards that are outstanding as of immediately prior to a Corporate Transaction that constitutes a Change in Control are continued, assumed or replaced under the circumstances described in Section 12(b)(1), and if within twenty-four months after such Corporate Transaction that constituted a Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) such outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, and (ii) any such equity-based awards other than Options and SAR Awards that are not yet fully vested shall immediately vest in full (with vesting in full for a performance-based award determined as provided in Section 12(b)(2), except that the proportionate vesting amount will be determined with respect to the portion of the performance period during which the Participant was a Service Provider).

(c) Other Change in Control. Unless otherwise provided in an applicable Award Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, if within twenty-four months after the Change in Control a Participant experiences an involuntary termination of Service for reasons other than Cause, then (i) outstanding Option and SAR Awards issued to the Participant that are not yet fully exercisable shall immediately become exercisable in full and shall remain exercisable for one year following the Participant’s termination of employment, (ii) subject to clause (iii) below, any Awards (other than Options or Stock Appreciation Rights) that are not yet fully vested shall immediately vest in full, and (iii) to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall be deemed “fully vested” for purposes of this Section 12(c) if the performance goals are deemed to have been satisfied at the target level of performance and the vested portion of the Award at that level of performance is proportionate to the portion of the performance period that has occurred up to the date of such Participant’s termination of Service.

(d) Dissolution or Liquidation. Unless otherwise provided in an applicable Award Agreement, in the event of a proposed dissolution or liquidation of the Company, an Award will terminate immediately prior to the consummation of such proposed action.

(e) Parachute Payment Limitation.

(1) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

(2) Any such reduction shall be made in accordance with Section 409A of the Code and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A of the Code shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(3) If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax, if applicable after the reapplication of Section 12(e), together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).

(4) Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e). The Company shall be responsible for all fees and expenses of the Accountants.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Award Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. As long as the Company’s shareholders have previously approved the Plan, the Plan shall become effective on the date of the closing of the merger between the Company’s subsidiary and Pineapple Energy LLC, a Delaware limited liability company, subject to such closing (the “Effective Date”). No Awards shall be made under the Plan prior to the Effective Date.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are issued, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Effective Date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Award Agreements.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Award Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).

(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Award (other than an Option or Stock Appreciation Right) at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).

(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Code Section 409A. It is intended that (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A, and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Award Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Award Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s separation from service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A. None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A, and (iii) shall have any liability to any Participant for any such tax liabilities.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery. Notwithstanding anything to the contrary contained herein, unless otherwise determined by the Committee or provided in an Award Agreement, all Awards granted under the Plan shall be and remain subject to any incentive compensation or clawback or recoupment policy currently in effect, as may be adopted by the Board or as may be required by applicable law, and, in each case, as may be amended from time to time. No such policy, adoption or amendment shall in any event require the prior consent of any Participant, and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation, clawback or recoupment policy. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Affiliates.

(j) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this subsection by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company and its Affiliates held by such Participant, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of a Participant’s participation in the Plan, the Company and each of its Affiliates may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of the Plan and Awards and such Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any shares of Stock. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel the Participant’s eligibility to participate in the Plan, and, in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Approved by the Board of Directors: [●]

Approved by Shareholders: [●]

Effective Date: [●]

PINEAPPLE ENERGY INC.
SHAREOWNER SERVICES
P.O. BOX 64945
ST. PAUL, MN 55164-0945

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 26, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEGY2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 26, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V52046-P13134	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
PINEAPPLE ENERGY INC.				For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.
1.	To elect the six directors nominated by the Board of Directors (“Proposal No. 1”).			☐	☐	☐
Nominees:
	01) Kevin O’Connor	04)	Henry B. Howard
	02) Thomas J. Holland	05)	Roger H.D. Lacey
	03) Scott Honour	06)	Scott Maskin

The Board of Directors recommends you vote FOR Proposals No. 2 , 3, 5, 6, 7 and 8 and for "3 YEARS" on Proposal No. 4.				For	Against	Abstain			For	Against	Abstain
							7.	To approve amendments to the Pineapple Energy Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under the 2022 Equity Incentive Plan, and the number of shares that can be issued as incentive stock options under the 2022 Equity Incentive Plan.	☐	☐	☐
2.	To ratify the appointment of UHY LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.			☐	☐	☐
3.	To approve a non-binding advisory vote approving executive compensation.			☐	☐	☐

			1 Year	2 Years	3 Years	Abstain	8.	To approve one or more adjournments of the annual meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the proposals at the time of the annual meeting.	☐	☐	☐
4.	To approve a non-binding advisory vote on the frequency of future advisory votes on executive compensation.		☐	☐	☐	☐

				For	Against	Abstain	NOTE:	THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.	☐	☐	☐
5.	To approve an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company's common stock at a ratio within a range of 1-for-2 to 1-for-200.			☐	☐	☐
THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES, "FOR" PROPOSALS 2, 3, 5, 6, 7 AND 8 AND "3 YEARS" ON PROPOSAL 4.

6.	To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock, subject to a proportional downward adjustment for any reverse stock split that is approved and implemented.			☐	☐	☐

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]			Date				Signature (Joint Owners)	Date

PINEAPPLE ENERGY INC.

ANNUAL MEETING OF SHAREHOLDERS

July 1, 2024

10:00 a.m., Central Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

V52047-P13134

PINEAPPLE ENERGY INC.	Proxy
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 1, 2024.

The undersigned hereby appoints Roger H.D. Lacey and Eric Ingvaldson, or either of them, as proxies, with full power of substitution to vote all the shares of common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Pineapple Energy Inc., to be held through a virtual annual meeting that will be accessible at www.virtualshareholdermeeting.com/PEGY2024 to be held on July 1, 2024 at 10:00 a.m., Central Time, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

(Continued and to be marked, dated and signed, on the other side)

PINEAPPLE ENERGY INC. SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 26, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PEGY2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 30, 2024 for shares held directly and by 11:59 p.m. Eastern Time on June 26, 2024 for shares held in the ESOP Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

	V52048-P13134	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PINEAPPLE ENERGY INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the election of each of the nominees as directors.

1.	To elect the six directors nominated by the Board of Directors (“Proposal No. 1”).				☐	☐	☐

	Nominees:

	01)	Kevin O’Connor	04)	Henry B. Howard
	02)	Thomas J. Holland	05)	Roger H.D. Lacey
	03)	Scott Honour	06)	Scott Maskin

The Board of Directors recommends you vote FOR Proposals No. 5 and 6.									For	Against	Abstain

5.	To approve an amendment to the Company's Amended and Restated Articles of Incorporation to effect a reverse stock split of the issued and outstanding shares of the Company's common stock at a ratio within a range of 1-for-2 to 1-for-200.								☐	☐	☐

6.	To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of the Company's common stock, subject to a proportional downward adjustment for any reverse stock split that is approved and implemented.								☐	☐	☐

PURSUANT TO THE CERTIFICATE OF DESIGNATION OF SERIES B PREFERRED STOCK, THIS PROXY, WHEN PROPERLY EXECUTED, INCLUDING IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, WILL, WITHOUT FURTHER ACTION BY THE SHAREHOLDER, BE VOTED IN THE SAME PROPORTION AS THE SHARES OF COMMON STOCK OF PINEAPPLE ENERGY INC. VOTED ON PROPOSALS 5 AND 6, AND WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER WITH RESPECT TO PROPOSAL 1 (OR IF NO DIRECTION IS GIVEN ON PROPOSAL 1, "FOR" EACH NOMINEE).

Please date and sign exactly as your name(s) appear(s) hereon, indicating, where proper, official position or representative capacity in which you are signing. When signing as executor, administrator, trustee or guardian, give full title as such; when shares have been issued in names of two or more persons, all should sign.

Signature [PLEASE SIGN WITHIN BOX]				Date				Signature (Joint Owners)	Date

PINEAPPLE ENERGY INC.

ANNUAL MEETING OF SHAREHOLDERS

July 1, 2024

10:00 a.m., Central Time

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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V52049-P13134

PINEAPPLE ENERGY INC.	Proxy
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 1, 2024.

The undersigned hereby appoints Roger H.D. Lacey and Eric Ingvaldson, or either of them, as proxies, with full power of substitution to vote all the shares of Series B Preferred Stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Pineapple Energy Inc., to be held through a virtual annual meeting that will be accessible at www.virtualshareholdermeeting.com/PEGY2024 to be held on July 1, 2024 at 10:00 a.m., Central Time, or at any adjournment thereof, upon any and all matters that may properly be brought before the meeting or at any adjournment thereof, hereby revoking all former proxies.

(Continued and to be marked, dated and signed, on the other side)